UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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COST PLUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COST PLUS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 18, 2009

To our Shareholders:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Cost Plus, Inc. (the “Company” or “Cost Plus”), a California corporation, will be held on June 18, 2009 at 2:00 p.m., Pacific time, at Cost Plus’ corporate headquarters located at 200 4th Street, Oakland, California 94607, for the following purposes:

(1)	To elect eight directors to serve until the 2010 Annual Meeting of Shareholders or until their successors are elected.

(2)	To approve an amendment to the Company’s 2004 Stock Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 1,500,000 shares, including the approval of the material terms and performance goals of the plan for purposes of Internal Revenue Code Section 162(m).

(3)	To approve an amendment to the Company’s 1996 Director Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 300,000 shares.

(4)	To ratify and approve the appointment of Deloitte & Touche LLP as Cost Plus’ independent registered public accounting firm for the fiscal year ending January 30, 2010.

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only shareholders of record at the close of business on April 24, 2009 are entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or submit your proxy electronically via the Internet or by telephone by following the enclosed instructions. Any shareholder of record attending the Annual Meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors

Barry J. Feld

President and Chief Executive Officer

Oakland, California

May 18, 2009

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE ENCLOSED INSTRUCTIONS.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 18, 2009:

The Proxy Statement and Annual Report to Shareholders for the fiscal year ended January 31, 2009 are available free of charge at http://materials.proxyvote.com/221485

(continued)

DIRECTIONS TO COST PLUS, INC.’S

CORPORATE HEADQUARTERS

Cost Plus, Inc.

200 4th Street

Oakland, California 94607

(510) 893-7300

Directions from San Francisco

Take the Bay Bridge to Interstate 580 East, to Interstate 980 (Downtown Oakland), which turns into Interstate 880, to Jackson Street. Exit Jackson Street and take a right onto Jackson Street and a left on 4th Street. The corporate headquarters are located at the corner of Jackson and 4th Streets.

Directions from Oakland Airport (and from the south)

Take Interstate 880 North to Oak Street Exit. Exit Oak Street and go straight ahead for two blocks and turn left on Jackson Street. Go two blocks and turn left on 4th Street. The corporate headquarters are located on the corner of Jackson and 4 th Streets.

COST PLUS, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of our Board of Directors for use at the 2009 Annual Meeting of Shareholders to be held June 18, 2009 at 2:00 p.m., Pacific time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Shareholders. Our Annual Meeting will be held at our corporate headquarters located at 200 4th Street, Oakland, California 94607. Our telephone number at that location is (510) 893-7300.

These proxy solicitation materials were mailed on or about May 18, 2009 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

Only shareholders of record at the close of business on April 24, 2009 are entitled to notice of and to vote at the Annual Meeting. As of April 24, 2009, there were 22,087,113 shares of our Common Stock issued and outstanding.

Each shareholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

Methods of Voting

Voting by Proxy—By signing and returning the proxy card according to the enclosed instructions, you are enabling our President and Chief Executive Officer, Barry J. Feld, and our Executive Vice President and Chief Financial Officer, Jane L. Baughman, who are named on the proxy card as “proxies or attorneys-in-fact,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the nominees for director identified in Proposal One;

•

FOR the approval of the amendment of our 2004 Stock Plan to increase the number of shares of Common Stock authorized for issuance under the plan by 1,500,000 shares, including the approval of the material terms and performance goals of the plan for purposes of Internal Revenue Code Section 162(m) (Proposal Two);

•	FOR the approval of the amendment of our 1996 Director Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 300,000 shares (Proposal Three); and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2010 (Proposal Four).

Voting in Person at the Meeting—If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record and have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting you will need to bring a legal proxy from your broker or other nominee authorizing you to vote these shares.

If you hold shares through a bank, broker, or other record holder, you may vote your shares by following the instructions they have provided to you.

Voting By Telephone or Internet—Instructions for voting by telephone or over the Internet are included in the enclosed proxy card.

How to access the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K on the Internet.

The Notice of Annual Meeting of Shareholders, Proxy Statement and 2008 Annual Report are available online at http://materials.proxyvote.com/221485. At this website, you will find directions as to how you may access and review all of the important information you need.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. In order to do this, you must:

•	sign and return another proxy bearing a later date before the beginning of the Annual Meeting;

•	provide written notice of the revocation to:

Inspector of Elections

Cost Plus, Inc.

200 4th Street

Oakland, CA 94607

prior to the time we take the vote at the Annual Meeting; or

•	attend the Annual Meeting and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

Solicitation of Votes

We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or regular employees. No additional compensation will be paid to such persons for such services. In addition, we have retained Georgeson Shareholder to assist in the solicitation of proxies at an estimated fee of $8,000, plus reimbursement of reasonable out-of-pocket expenses.

Quorum Requirements, Abstentions and Broker Non-Votes

A quorum is necessary to hold a valid meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our Common Stock, whether in person or by proxy, issued and outstanding on the record date.

Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting, but neither will be counted as votes cast. A “broker non-vote” occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

A properly executed proxy marked “Abstain” with respect to any such matter will not be voted. Accordingly, an abstention will have the effect of a negative vote.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold Common Stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a “broker non-vote.” Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Proposals One and Four contained in this proxy statement are considered routine matters. However, Proposals Two and Three are not considered routine matters.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Proposal One—Election of Directors. If a quorum is present, the eight (8) director nominees receiving the highest number of votes, in person or by proxy, will be elected to the board of directors.

You may vote either “for” or “withhold” your vote for the director nominees. A properly executed proxy marked “withhold” with respect to the election of the directors will not be voted with respect to the directors and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.

Proposal Two—The amendment and approval of the Cost Plus, Inc. 2004 Stock Plan. The amendment to the Cost Plus, Inc. 2004 Stock Plan will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Proposal Three—The amendment and approval of the Cost Plus, Inc. 1996 Director Stock Plan. The approval of the amendment to the Cost Plus, Inc. 1996 Director Stock Plan will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Proposal Four—Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2010 will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Shareholder Proposals for 2010 Annual Meeting of Shareholders

As a shareholder, you may be entitled to present proposals, including nominating directors to serve on our Board of Directors, for action at a forthcoming shareholder meeting. Pursuant to the rules of the Securities and

Exchange Commission and our Bylaws, proposals that shareholders intend to present at our 2010 Annual Meeting of Shareholders and desire to have included in our proxy materials relating to such meeting must be received by us no later than January 18, 2010, which is 120 calendar days prior to the anniversary of this year’s proxy statement mailing date, and must be in compliance with our bylaws and with applicable laws and regulations (including the regulations of the Securities and Exchange Commission under Rule 14a-8). If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of a proposal in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Proposals should be addressed to:

Corporate Secretary

Cost Plus, Inc.

200 4th Street

Oakland, California 94607

Shareholder proposals that are not intended to be included in the proxy materials for the 2010 Annual Meeting of Shareholders but that are to be presented by the shareholder from the floor are subject to the advance notice provisions contained in our bylaws. In order to be properly brought before the meeting, a proposal not intended for inclusion in our proxy materials must also be received by our corporate secretary at our principal executive offices no later than January 18, 2010.

Shareholders Sharing the Same Address

We have adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Cost Plus is delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address, unless we have received contrary instructions from an affected shareholder. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call us at the address above, telephone number (510) 893-7300. Any shareholders of record who share the same address and currently receive multiple copies of our annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact us at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

Other Matters

We know of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote the shares they represent as the Board of Directors may recommend.

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

Our Board of Directors held nine meetings during the fiscal year ended January 31, 2009. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served during their respective periods of service in the fiscal year ended January 31, 2009. Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve, and are also expected to attend our Annual Meeting of Shareholders. All of our directors who were serving on the Board at the time of the 2008 Annual Meeting attended the meeting.

Our Board of Directors has summarized its corporate governance practices in the Corporate Governance Guidelines for Cost Plus, Inc., a copy of which is available on the Corporate Governance page of the Investor Information section of our website at http://www.worldmarket.com and is available in print upon request by any shareholder. Our Board of Directors has established four committees: an Audit Committee, a Compensation Committee, a Nominating Committee and a Real Estate Committee. Other than the Real Estate Committee, each committee has a written charter approved by the Board of Directors outlining the principal responsibilities of the committee. These charters are also available on the Corporate Governance page of the Investor Information section of our website.

The members of the committees are identified below:

Audit Committee	Compensation Committee	Nominating Committee	Real Estate Committee
Christopher V. Dodds, Chair	Kim D. Robbins, Chair	Danny W. Gurr, Chair	Joseph H. Coulombe, Chair
Joseph H. Coulombe	Clifford J. Einstein	Kim D. Robbins	Danny W. Gurr
Kenneth T. Stevens*	Fredric M. Roberts
Danny W. Gurr
Fredric M. Roberts

*	Mr. Stevens is expected to become chair of the Audit Committee immediately following the Annual Meeting. Mr. Dodds is currently the chair of the committee and will continue to serve in such capacity until the Annual Meeting.

Audit Committee

The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements and to assist the Board of Directors in the oversight and monitoring of (i) the integrity of our financial statements, (ii) Cost Plus’ accounting policies and procedures, (iii) our compliance with legal and regulatory requirements, (iv) our independent registered public accounting firm’s qualifications and independence, (v) our disclosure controls and procedures, and (vi) the performance of our internal audit function and our independent registered public accounting firm. In addition, the Audit Committee’s duties and responsibilities include reviewing and pre-approving any audit and non-audit services to be provided by our independent registered public accounting firm, reviewing, approving and monitoring our Code of Ethics for Principal Executive and Senior Financial Officers and establishing procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters. The report of the Audit Committee for the fiscal year ended January 31, 2009 is included in this proxy statement under the caption “Report of the Audit Committee.” The charter of the Audit Committee can be found in the Investor Information section of our website at www.worldmarket.com/assets/corporate_files/audit_com_charter.pdf.

Our Audit Committee held eight meetings in fiscal 2008. Our Audit Committee consisted of directors Christopher V. Dodds, Joseph H. Coulombe and Kim D. Robbins until June 19, 2008 when Messrs. Roberts and Gurr were appointed to the committee. In addition, Mr. Stevens replaced Ms. Robbins on the committee on March 4, 2009. Directors Coulombe, Dodds, Gurr, Roberts and Stevens are independent within the meaning of the rules of the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market (the “Nasdaq Rules”). Mr. Dodds is currently the Chairman of the Audit Committee and will continue to serve in such capacity until the Annual Meeting. Another director, Kenneth T. Stevens is expected to become Chairman of the Audit Committee immediately following the Annual Meeting. Mr. Dodds has been designated an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission, and the Board has determined that he has the accounting and related financial management expertise to satisfy the requirement that at least one member of the Audit Committee be financially sophisticated within the meaning of the Nasdaq Rules.

Compensation Committee

The purpose of our Compensation Committee is to discharge the Board’s responsibilities for approving and evaluating officer compensation plans, policies and programs, to review and make recommendations regarding compensation for our employees and directors, and to administer our equity compensation plans. The report of the Compensation Committee for the fiscal year ended January 31, 2009 is included in this proxy statement under the caption “Report of the Compensation Committee.” The Compensation Committee of the Board of Directors currently consists of directors Einstein, Robbins and Roberts. The Compensation Committee held five meetings in fiscal 2008. Mr. Roberts served as the Chairman of the Compensation Committee until June 19, 2008, when Ms. Robbins became Chairman of the committee. Each member of the Compensation Committee is independent within the meaning of the Nasdaq Rules. The charter of the Compensation Committee can be found in the Investor Information section of our website at http://www.worldmarket.com/assets/corporate_files/compensation_com_charter.pdf.

Nominating Committee

The purpose of our Nominating Committee is to assist the Board of Directors in identifying prospective director nominees and recommending director nominees for election to the Board of Directors and its committees. The Nominating Committee currently consists of directors Gurr and Robbins. The Nominating Committee did not hold a meeting in fiscal 2008. Both members of the Nominating Committee are independent within the meaning of the Nasdaq Rules. Mr. Gurr serves as the Chairman of the Nominating Committee. The charter of the Nominating Committee can be found in the Investor Information section of our website at http://www.worldmarket.com/assets/corporate_files/nominating_com_charter.pdf.

Real Estate Committee

The purpose of our Real Estate Committee is to assist the Board of Directors in reviewing, evaluating and approving or disapproving proposals by management for the opening, closing and moving of retail stores. The Real Estate Committee currently consists of directors Coulombe and Gurr. Our Real Estate Committee held one meeting in fiscal 2008. Mr. Coulombe serves as the Chairman of the Real Estate Committee.

Director Independence

Consistent with the Nasdaq listing standards and Securities and Exchange Commission rules regarding director independence, our Board of Directors has reviewed the independence of our directors and considered whether any director had any relationship with Cost Plus, Inc. or management that would compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.

As a result of this review, our Board of Directors has affirmatively determined that all of our directors with the exception of Mr. Feld are independent within the meaning of the Nasdaq Rules.

Shareholder Communications to Directors

Shareholders may communicate directly with our directors by sending a letter addressed to:

Fredric M. Roberts

Chairman of the Board of Directors

Cost Plus, Inc.

200 4th Street

Oakland, California 94607

email: Fred.Roberts@cpwm.com

Mr. Roberts will ensure that a summary of all received letters is provided to the Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, Mr. Roberts may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or an individual director, management or independent advisors, as Mr. Roberts considers appropriate. Mr.  Roberts may decide, in the exercise of his judgment, whether a response to any shareholder communication is necessary.

Policy for Director Recommendations and Nominations

The Nominating Committee considers candidates for Board membership suggested by Board members, management and our shareholders. It is the policy of the Nominating Committee to consider recommendations for candidates to the Board of Directors from any shareholder holding, as of the date the recommendation is submitted, not less than one percent (1%) of the then outstanding shares of our Common Stock continuously for at least 12 months prior to such date. The Nominating Committee will consider a director candidate recommended by our shareholders in the same manner as a nominee recommended by a Board member, management or other sources. In addition, a shareholder may nominate a person directly for election to the Board of Directors at an Annual Meeting of Shareholders provided the shareholder meets the requirements set forth in our Bylaws.

Where the Nominating Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Nominating Committee, the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers a number of factors, including:

•	the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, and

•	such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service and potential conflicts of interest.

The Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	the highest personal and professional ethics and integrity,

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment,

•	skills that are complementary to those of the existing Board,

•	the ability to assist and support management and make significant contributions to our success, and

•

an understanding of the fiduciary responsibilities that is required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

After completing its evaluation, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board of Directors determines the nominees after considering the recommendation and report of the Nominating Committee.

Code of Business Conduct and Code of Ethics for Officers

Our Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors. Our Code of Business Conduct and Ethics is intended to ensure that our employees act in accordance with the highest ethical standards based on respect for the dignity of each individual and a commitment to honesty and fairness. In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, and principal accounting officer. This code is intended to deter wrongdoing and promote ethical conduct among our executives and to ensure that all of our public disclosure is full, fair and accurate. The Code of Business Conduct and the Code of Ethics for Principal Executive and Senior Financial Officers are available on the Corporate Governance page of the Investor Information section of our website at http://www.worldmarket.com.

Director Compensation

Cash Compensation

Each of our non-employee directors receives an annual retainer of $30,000 for service on the Board and any committee of the Board, except for the Chairman of the Board, who receives an annual retainer of $75,000 in lieu of the standard annual retainer of $30,000 for his services in such capacity. In addition, each non-employee director receives a fee of $3,000 for each Board meeting attended in person, $1,500 for each committee meeting attended (in person or by telephone) and $1,500 for each telephonic Board meeting. Directors are also reimbursed for certain expenses they incur in connection with attendance at Board and committee meetings. The Chairmen of the Compensation and Real Estate Committees each received additional annual compensation of $7,500 in fiscal 2008 for their services in such capacities. The Chairman of the Audit Committee received $10,000 for his services as Chairman of the audit committee in fiscal 2008. Mr. Coulombe, Chairman of our Real Estate Committee, has agreed to a decrease in his annual compensation related to services rendered in his capacity as Chairman of the Real Estate Committee, from $7,500 to $5,000 for fiscal 2009 due to decreased real estate activity.

Equity Compensation

Our 1996 Director Option Plan (the “Director Plan”) provides for our Board of Directors, in its discretion, to award options to purchase Common Stock to non-employee directors. The current practice of our Board of Directors is to approve the grant of an option to purchase 16,000 shares of our Common Stock upon the initial election or appointment to the Board of individuals who are not Company employees (an “Initial Option”). The exercise price for all options granted under the Director Plan is 100% of the fair market value of the shares on the grant date. Assuming continued service on the Board, options granted to non-employee directors prior to 2009 become exercisable in four equal annual installments beginning one year after the date of grant, however, commencing in 2009, options granted to non-employee directors will become exercisable on the two year anniversary after the date of grant. The options granted to the Board of Directors before fiscal year 2005 expire ten years after the date of grant but the options granted after fiscal year 2005 expire seven years after the date of grant. Vesting of options is accelerated in certain circumstances upon a change of control of Cost Plus.

On March 24, 2008, directors Coulombe, Dodds, Einstein, Gurr and Robbins were each granted an option under the Director Plan to purchase 12,000 shares of our Common Stock at an exercise price of $3.61 per share, while Mr. Roberts, as Chairman of the Board, was granted an option to purchase 15,000 shares of our Common Stock at the same exercise price.

In connection with their appointment to our Board of Directors during fiscal 2008, Messrs. Mesdag and Stevens were each granted an Initial Option to purchase 16,000 shares of our Common Stock at an exercise price of $0.85 and $1.23 per share, respectively. In addition, in recognition of Mr. Roberts’ extensive responsibilities and duties as Chairman of the Board during fiscal 2008, the Board approved a one-time grant of a fully-vested option to purchase 50,000 shares of our Common Stock at an exercise price of $1.23 per share.

On March 23, 2009, directors Einstein, Coulombe, Robbins, Gurr, Dodds, Stevens, Mesdag and Roberts were each granted an option under the Director Plan to purchase 1,500 shares of our Common Stock at an exercise price of $0.89 per share. Due to the insufficient number of authorized shares currently available under the 1996 Director Option Plan, the Compensation Committee did not approve the full customary annual option grants to our directors under the Director Plan. However, the Compensation Committee expects to approve the grant of additional options in June 2009, subject to approval by shareholders of additional shares increasing the number of shares reserved for issuance under the 1996 Director Option Plan, as described in Proposal Three on page 20 of this proxy statement.

The following table sets forth information concerning compensation paid or accrued for services rendered to Cost Plus in all capacities by the non-employee members of our Board of Directors for the fiscal year ended January 31, 2009.

Director Compensation Summary

For Fiscal Year 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph H. Coulombe	78,000	—	66,832	—	—	—	144,832
Christopher V. Dodds	77,500	—	32,584	—	—	—	110,084
Clifford J. Einstein	52,500	—	9,458	—	—	—	61,958
Danny W. Gurr	63,000	—	66,832	—	—	—	129,832
Kim D. Robbins	79,500	—	66,832	—	—	—	146,332
Fredric M. Roberts	109,500	—	130,833	—	—	—	240,333
Kenneth T. Stevens	19,500	—	885	—	—	—	20,385
Willem Mesdag	13,500	—	348	—	—	—	13,848

(1)	The amounts shown do not reflect compensation actually received. Instead, the amounts shown are the compensation costs recognized by Cost Plus for the fiscal year ended January 31, 2009 for stock option awards determined pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”), including amounts recognized with respect to options granted in fiscal 2008 and previous fiscal years. The grant date fair values of the stock options granted to the non-employee directors in fiscal 2008, computed in accordance with SFAS 123(R), were as follows: Mr. Coulombe, $21,120; Mr. Dodds, $21,120; Mr. Einstein, $21,120; Mr. Gurr, $21,120; Ms. Robbins, $21,120; Mr. Stevens, $10,880; Mr. Mesdag, $7,480; and Mr. Roberts, $87,900. The fiscal 2008 option grants consisted of 12,000 shares to each non-employee director other than Mr. Roberts, who was granted options to purchase a total of 65,000 shares for serving as Chairman of the Board, and Messrs. Stevens and Mesdag who were each granted an option to purchase 16,000 shares when they joined the Board. The assumptions used to calculate the value of option awards are set forth in Note 1 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2008.
(2)	As of January 31, 2009, the non-employee directors held options to purchase the following shares of Common Stock, all of which were granted under the 1996 Director Option Plan: Mr. Coulombe, 79,013; Mr. Dodds, 36,000; Mr. Einstein, 28,000; Mr. Gurr, 93,475; Ms. Robbins, 79,585; Mr. Stevens, 16,000; Mr. Mesdag, 16,000 and Mr. Roberts, 159,418.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of nine directors. Mr. Dodds will not stand for re-election to our Board of Directors and the authorized number of directors will be reduced to eight concurrently with the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below, all of whom are presently directors. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. Our management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such person’s successor has been elected and qualified. Nominations of persons for election to our Board of Directors may be made by any shareholder of our Company entitled to vote in the election of directors at the Annual Meeting who complies with the notice procedures set forth in our Bylaws.

Vote Required

The eight nominees receiving the highest number of affirmative votes of the holders of the shares of our Common Stock represented in person or by proxy and entitled to vote on the proposal shall be elected to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

The names of the nominees, their ages as of the date of this proxy statement and certain information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Joseph H. Coulombe	78	Independent management consultant	1995
Clifford J. Einstein	70	Founding Partner, Dailey and Associates Advertising	2007
Barry J. Feld	52	Chief Executive Officer and President	2001
Danny W. Gurr	51	Independent management consultant	1995
Willem Mesdag	55	Partner, Red Mountain Capital Partners LLC	2008
Kim D. Robbins	63	Retired retail executive	1999
Fredric M. Roberts	66	Retired investment banker	1999
Kenneth T. Stevens	57	Retired President, Chief Operating Officer and Secretary of Tween Brands Inc	2008

Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any director and executive officer of Cost Plus.

Mr. Coulombe has been engaged in independent management consulting since April 1995. Previously, he was employed in an executive capacity by several retailing and grocery businesses and as an independent business consultant. From February 1995 to April 1995, Mr. Coulombe served as President and Chief Executive Officer of Sport Chalet, Inc., a sporting goods retailer. From February 1994 to January 1995, Mr. Coulombe served as Chief Executive Officer of Provigo Corp., a wholesale and retail grocer. From November 1992 to February 1994, Mr. Coulombe was an independent business consultant. From March 1992 to October 1992,

Mr. Coulombe served as Executive Vice President of Pacific Enterprises, with principal responsibility for Thrifty Corporation, an operator of drug and sporting goods chain stores. He also served as Co-Chairman of Thrifty Corporation during that time. From June 1989 through March 1992, Mr. Coulombe served as an independent business consultant. Mr. Coulombe is the founder of Trader Joe’s, a specialty food grocery chain, and he served as its Chief Executive Officer from 1957 to 1989. Mr. Coulombe currently serves as a director of True Religion Apparel, Inc., a manufacturer of high-end, contemporary, designer women’s and men’s jeans.

Mr. Einstein served as Chairman of Dailey and Associates, an international advertising agency headquartered in West Hollywood, California, from 1994 until his retirement in 2006. Prior to his position as Chairman, Mr. Einstein served as President of Dailey and Associates from 1983 to 1994. He was Dailey and Associates’ original Executive Creative Director and served in that role as well for 35 years. Mr. Einstein currently serves as a director of Merchant House International, an Australian manufacturer of home textiles and footwear.

Mr. Feld was appointed Chief Executive Officer and President of Cost Plus, Inc. in October 2005. From August 1999 until October 2005, Mr. Feld was President, Chief Executive Officer and Chairman of the Board of Directors of PCA International, Inc., the largest North American operator of portrait studios focused on serving the discount retail market. From November 1998 to June 1999, Mr. Feld was President and Chief Operating Officer of Vista Eyecare, Inc., a specialty eyecare retailer. He joined Vista Eyecare as a result of its acquisition of New West Eyeworks, Inc., where he had been serving as President and a director since May 1991 and as Chief Executive Officer and a Director since February 1994. From 1987 to May 1991, Mr. Feld was with Frame-n-Lens Optical, Inc., where he served as its president prior to joining New West. Prior to that, he served in various senior management positions at Pearle Health Services for 10 years and, for a number of years, he served as an acquisition and turnaround specialist for optical retail groups acquired by Pearle. PCA International filed for protection under Chapter 11 of the federal Bankruptcy Code in August 2006.

Mr. Gurr served as Interim President and Chief Operating Officer of Cost Plus, Inc. from March 2005 until October 2005. Since September 2004, Mr. Gurr has also been serving as Director and President of Make Believe Ideas, Inc., a publisher of children’s books. From January 2002 until July 2003, Mr. Gurr served as the President of Quarto Holdings, Inc., a leading international co-edition publisher. From April 1998 to July 2001, Mr. Gurr served as President and a director of Dorling Kindersley Publishing Inc., a publisher of illustrated books, videos and multi-media products. From September 1991 to February 1998, Mr. Gurr served as President and Chief Executive Officer of Lauriat’s Books, Inc., an operator of various bookstore chains. From November 1995 until June 1997, Mr. Gurr served as President and Chief Executive Officer of Chadwick Miller, Inc., an importer and wholesaler of housewares and gifts. Mr. Gurr is a director of Hastings Entertainment, Inc., a leading multimedia entertainment retailer.

Mr. Mesdag has been a Partner of Red Mountain Capital Partners LLC, an investment firm, since January 2005. Mr. Mesdag also serves as a director of 3i Group plc, Encore Capital Group, Inc. and Davis Petroleum Corporation. Before establishing Red Mountain Capital Partners LLC, Mr. Mesdag was an investment banker at Goldman, Sachs & Co. Mr. Mesdag joined Goldman, Sachs & Co. in 1981 and became a General Partner in 1990.

Ms. Robbins is a retired retail executive who worked in various department store and specialty store businesses. From 1997 to 2002, Ms. Robbins was the Director of Product Development for Jack Nadel, Inc., a direct response promotion agency specializing in creative marketing and merchandise solutions. From 1996 to 1997, she was the Executive Vice President and General Merchandise Manager of House of Fabrics, Inc., which operates sewing and craft stores throughout the United States. From 1995 to 1996, she was the Vice President of Merchandising for Sport Chalet Inc., a sporting goods retailer. From 1976 to 1993, Ms. Robbins served in capacities of increasing responsibility at Carter Hawley Hale, culminating in her appointment as Senior Vice President and General Merchandising Manager.

Mr. Roberts is retired and was appointed Chairman of the Board in March 2005. Mr. Roberts served as President of F.M. Roberts & Company, Inc., an investment-banking firm he established in 1980, for more than 20 years. Mr. Roberts has over 30 years of investment banking experience, including executive corporate finance positions with Lehman Brothers, Loeb, Rhoades & Co., E.F. Hutton & Co. and Cantor, Fitzgerald & Co., Inc. Mr. Roberts served as 1993 Chairman of the Board of Governors of the National Association of Securities Dealers, which at that time owned and operated The Nasdaq Stock Market. From 1994 to 1996, he was a member of the Nasdaq Board of Directors and its Executive Committee. Mr. Roberts also serves as a director and Chairman of the Compensation Committee of Tween Brands, Inc, a specialty retailer of branded apparel and lifestyle products for girls.

Mr. Stevens was the president, chief operating officer and secretary of Tween Brands, Inc., a publicly traded retailer with 785 locations in the U.S, from 2006 through 2008. From 2002 until 2006, Mr. Stevens worked at Limited Brands, Inc., where he held various positions, the most recent of which was executive vice president and chief financial officer. Prior to working at Limited Brands, Inc., Mr. Stevens worked at several private and public companies, including Bank One Retail Group, PepsiCo, Inc. and General Mills, Inc. From 1983 to 1991, Mr. Stevens was a partner at McKinsey & Company, Inc. Mr. Stevens currently serves on the boards of Virgin Mobile USA, Inc. and Spartan Stores, Inc.

PROPOSAL TWO

AMENDMENT AND APPROVAL OF THE 2004 STOCK PLAN

The 2004 Stock Plan was adopted by our Board of Directors in May 2004 and approved by our shareholders in July 2004. An aggregate of 900,000 shares were initially reserved for issuance under the 2004 Stock Plan, plus up to 100,000 remaining shares available for grant under our 1995 Stock Option Plan, and up to 800,000 shares subject to outstanding options under our 1995 Stock Option Plan if they expire unexercised. The 2004 Stock Plan was amended in 2006 to increase the share reserve under the 2004 Stock Plan by an additional 1,000,000 shares.

Our Board of Directors believes that long-term incentive compensation programs align the interests of management, employees and the shareholders to create long-term shareholder value. The Board believes that plans such as the 2004 Stock Plan increase the Company’s ability to achieve this objective by allowing for several different forms of long-term incentive awards, which the Board believes will help us recruit, reward, motivate and retain talented personnel. The 2004 Stock Plan provides for the grant of options to purchase shares of our common stock, stock appreciation rights (“SARs”), restricted stock, performance shares, performance units, and deferred stock units (each referred to as “awards”) to employees and consultants of Cost Plus. As of January 31, 2009, options to purchase 1,853,954 shares were issued and outstanding under the 2004 Stock Plan, no options to purchase shares of our common stock have been exercised, and options to purchase 950,046 shares remained available for future grants. As of January 31, 2009, the closing price of our common stock was $0.96 per share.

In April 2009, our Board of Directors approved a proposal to amend the 2004 Stock Plan, subject to shareholder approval, to increase the shares reserved for issuance thereunder by 1,500,000 shares and to provide that no more than 30% of the shares remaining under the 2004 Stock Plan as of the date of shareholder approval of this amendment, and shares subsequently added to the 2004 Stock Plan by virtue of options expiring under the 1995 Stock Option Plan, will be issued under awards with an exercise price or purchase price that is less than 100% of fair market value on the date of grant. We are seeking shareholder approval of this proposed amendment to the 2004 Stock Plan.

In addition, we are seeking shareholder approval of the material terms of the 2004 Stock Plan and the performance goals thereunder to enable us to continue to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the 2004 Stock Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Section 162(m)”), generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To take advantage of Section 162(m)’s exception for performance-based compensation where the compensation committee has authority to change the targets under a performance goal (as is the case with the 2004 Stock Plan), the material terms of the performance goals must be disclosed to and reapproved by shareholders within 5 years of the previous shareholder approval. Our shareholders previously approved the material terms of the 2004 Plan in June 2004. To enable compensation in connection with awards granted under the 2004 Stock Plan to continue to qualify as “performance-based” within the meaning of Section 162(m), we are seeking shareholder approval of the material terms of the 2004 Stock Plan, including the eligible participants, performance goals, and limits to the number of shares that may be granted on an annual basis through individual awards.

Please see the summary of the 2004 Stock Plan below.

Summary of the 2004 Stock Plan (including proposed amendment to reserve an additional 1,500,000 shares for issuance)

The essential features of the 2004 Stock Plan are summarized below.

General. The purposes of the 2004 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to our employees and consultants, and promote the success of our business.

Administration. The 2004 Stock Plan may be administered by our Board of Directors or a committee, which our Board of Directors may appoint from among its members (the “Administrator”). Subject to the provisions of the 2004 Stock Plan, the Administrator has the authority to: (i) determine the fair market value of our common stock; (ii) select the persons to whom awards are to be granted; (iii) determine whether and to what extent awards are granted; (iv) subject to individual fiscal year limits applicable to each type of award, determine the number of shares to be made subject to each award; (v) approve forms of agreement for use under the 2004 Stock Plan; (vi) determine the terms and conditions applicable to awards generally and of each individual award; (vii) construe and interpret the terms of the 2004 Stock Plan and each award; (viii) prescribe, amend or rescind rules and regulations relating to the 2004 Stock Plan; (ix) to modify or amend each award; (x) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or SAR previously granted by the Administrator; (xi) allow participants to satisfy withholding tax obligations by electing to have the Company withhold from the shares or cash to be issued upon exercise, vesting of an award (or distribution of a deferred stock unit) that number of shares or cash having a fair market value equal to the minimum amount required to be withheld; (xii) determine the terms and restrictions applicable to awards; and (xiii) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2004 Stock Plan. All decisions, interpretations and other actions of the Administrator will be final and binding on all holders of options or rights and on all persons deriving their rights therefrom.

Reserved Shares. The maximum number of shares that may be subject to awards under the 2004 Stock Plan is 3,400,000 shares plus up to 100,000 shares which remain available for grant under our 1995 Stock Option Plan, and up to an additional 800,000 shares which are subject to outstanding options under our 1995 Stock Option Plan if they expire unexercised. However, no more than 30% of the shares available for issuance under the 2004 Stock Plan as of June 18, 2009, the date of shareholder approval, and shares subsequently added to the 2004 Stock Plan by virtue of options expiring under the 1995 Stock Option Plan may be granted pursuant to awards with an exercise price or purchase price that is less than 100% of fair market value on the date of grant.

Eligibility. The 2004 Stock Plan provides that awards may be granted to our employees and consultants. Incentive stock options may only be granted to employees.

Section 162(m). Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. We have designed the 2004 Stock Plan so that it permits us to issue awards that qualify as performance-based under Section 162(m) of the Code.

At the Administrator’s discretion, one or more of the following performance goals may apply:

•	Annual revenue

•	Cash position

•	Earnings per share

•	Net income

•	Operating cash flow

•	Operating income

•	Return on assets

•	Return on equity

•	Return on sales

•	Total shareholder return

The performance goals may differ from participant to participant and from award to award.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the 2004 Stock Plan. The Administrator determines the number of shares subject to each option, although the 2004 Stock Plan provides that a participant may not receive options and stock appreciation rights to purchase more than 300,000 shares in any fiscal year.

The Administrator determines the exercise price of options at the time the options are granted, provided the exercise price of incentive stock options and nonstatutory stock options that are intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m) must be at least equal to the fair market value of our common stock on the date of grant. Other nonstatutory stock options must have an exercise price equal to no less than 25% of fair market value on the grant date. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date. No option granted under the 2004 Stock Plan may be repriced without shareholder approval, including by means of an exchange for another award.

The term of each option will be stated in the award agreement. The term of an option may not exceed 10 years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed 5 years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the award agreement. If no such period of time is stated in the participant’s award agreement, the participant will generally be able to exercise his or her option for (i) 30 days following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash, or shares of our common stock, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2004 Stock Plan. The Administrator, subject to the terms of the 2004 Stock Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2004 Stock Plan, provided that the term of a stock appreciation right may not exceed 10 years and no stock appreciation right may be repriced without shareholder approval, including by means of an exchange for another award. The 2004 Stock Plan provides that a participant may not receive options and stock appreciation rights to purchase more than 300,000 shares in any fiscal year.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the award agreement. If no such period of time is stated in a participant’s award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) 30 days following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion.

Subject to the terms and conditions of the 2004 Stock Plan, restricted stock may be granted to our employees and consultants at any time and from time to time at the discretion of the Administrator. The Administrator will have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. However, no participant will be granted more than 200,000 shares of restricted stock in any of Cost Plus’ fiscal years. Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares. Each restricted stock grant will be evidenced by an agreement that will specify the purchase price (if any) and such other terms and conditions as the Administrator will determine; provided, however, that if the restricted stock grant has a purchase price, the purchase price must be paid no more than 10 years following the date of grant.

Performance Shares. The Administrator will be able to grant performance shares, which are awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Subject to the terms and conditions of the 2004 Stock Plan, performance shares may be granted to our employees and consultants at any time and from time to time as will be determined at the discretion of the Administrator. The Administrator will have complete discretion to determine (i) the number of shares of our common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component. However, no participant will be granted more than 200,000 units of performance shares in any of Costs Plus’ fiscal years. Each performance share grant will be evidenced by an agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine.

Performance Units. Performance units are similar to performance shares, except that they will be settled in cash equivalent to the fair market value of the underlying shares of our common stock, determined as of the vesting date. The shares available for issuance under the 2004 Stock Plan will not be diminished as a result of the settlement of a performance unit. Each performance unit grant will be evidenced by an agreement that will specify such terms and conditions as will be determined at the discretion of the Administrator. However, no participant will be granted performance units having an initial value greater than $1,000,000 in any of Cost Plus’ fiscal years, except that a newly hired participant may receive performance units with an initial value up to $2,000,000 in the year in which his or her service commences.

Deferred Stock Units. Deferred stock units consist of a restricted stock, performance share or performance unit award that the Administrator, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred stock units are subject to the individual annual limits that apply to each type of award.

Non-Transferability of Awards. Unless determined otherwise by the Administrator, an award granted under the 2004 Stock Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an award granted under the 2004 Stock Plan transferable, such award will contain such additional terms and conditions as the Administrator deems appropriate.

Acceleration upon Death. In the event that a participant dies while a service provider, 100% of his or her awards will immediately vest.

Change of Control. In the event of a change of control of the Company, each outstanding award granted under the 2004 Stock Plan will become fully vested. Cost Plus also may elect to take certain other actions in the event of our change of control, including accelerating, terminating and canceling outstanding awards in exchange for a per share payment for each share subject to the outstanding awards equal to the number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in connection with the change of control, reduced in some cases by the per share strike price. We may also elect to have deferred stock units assumed by the acquirer for distribution according to their existing distribution schedule.

Capitalization Changes. In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or recapitalization, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, appropriate proportional adjustments will be made in the number and class of shares of stock subject to the 2004 Stock Plan, the individual fiscal year limits applicable to awards, the number and class of shares of stock subject to any award outstanding under the 2004 Stock Plan, and the exercise price of any such outstanding option or SAR or other award. Any such adjustment will be made upon approval of the Compensation Committee of our Board of Directors, whose determination will be conclusive.

Amendment, Suspensions and Termination of the 2004 Stock Plan. Our Board of Directors may amend, alter, suspend or terminate the 2004 Stock Plan at any time, except that shareholder approval is required for any amendment to the 2004 Stock Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2004 Stock Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The 2004 Stock Plan will terminate in April 2014, unless our Board of Directors terminates it earlier.

Number of Awards Granted to Employees and Consultants

The number of awards that an employee or consultant may receive under the 2004 Stock Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the 2004 Stock Plan from February 3, 2008, the beginning of our last fiscal year, to April 24, 2009, and (ii) the average per share exercise price of such options. No performance shares, stock appreciation rights, deferred stock units or restricted stock have been granted under the 2004 Stock Plan.

Name of Individual or Group	Number of Options Granted	Average Exercise Price
Barry J. Feld President and Chief Executive Officer	350,000	$2.83
Jane L. Baughman Executive Vice President, Chief Financial Officer and Corporate Secretary	70,000	$2.25
Joan S. Fujii Executive Vice President, Human Resources	70,000	$2.25
Rayford K. Whitley Former Senior Vice President, Supply Chain	70,000	$2.25
George K. Whitney Senor Vice President, Merchandising	70,000	$2.25
Michael J. Allen Former Executive Vice President, Store Operations	35,000	$3.61
All Named Executive Officers, as a group	665,000	$2.63
All directors who are not Named Executive Officers, as a group	0	—
All employees who are not Named Executive Officers, as a group	921,500	$2.09

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of Awards granted under the 2004 Stock Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Performance Units, Performance Shares, and Deferred Stock Units. A participant generally will not have taxable income at the time an award of restricted stock, performance shares, performance units, or deferred stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an award under the 2004 Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to “covered employees” within the meaning of Section 162(m) of the Code. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include shareholder approval of the 2004 Stock Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2004 Stock Plan has been designed to permit the Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the 2004 Stock Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2004 STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required

Approval of the amendment to the 2004 Stock Plan and to meet the shareholder approval requirements of Section 162(m) requires the affirmative vote of holders of a majority of the shares of our Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Our executive officers have an interest in this proposal as they may receive awards under the 2004 Stock Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2004 STOCK PLAN TO INCREASE THE SHARES RESERVED THEREUNDER BY 1,500,000 SHARES AND OF THE MATERIAL TERMS OF THE 2004 STOCK PLAN FOR SECTION 162(M) PURPOSES.

PROPOSAL THREE

AMENDMENT AND APPROVAL OF THE 1996 DIRECTOR OPTION PLAN

The 1996 Director Option Plan (the “Director Plan”) was adopted by our Board of Directors and approved by our shareholders in March 1996. Our Board of Directors believes that the Director Plan serves as an incentive to current Directors, helps align their interests with those of our shareholders, and is an important factor in attracting and retaining qualified persons willing to serve on our Board of Directors.

Under the terms of the Director Plan, the exercise price of each option is the market value of our common stock on the date of grant. In addition, these options have terms of 10 years but terminate earlier if the individual ceases to serve as a director. A cumulative total of 703,675 shares of our common stock have been reserved for issuance under the Director Plan prior to the amendment described in this Proposal Three. As of January 31, 2009 options to purchase 550,991 shares were issued and outstanding under the Director Plan, options to purchase 128,968 shares of our common stock had been exercised, and options to purchase 13,215 shares remained available for future grants. As of January 31, 2009, the closing price of our common stock was $0.96 per share.

In April 2009, our Board of Directors approved a proposal to amend the Director Plan to increase the shares reserved for issuance thereunder by 300,000 shares. We are seeking shareholder approval of the proposed amendment to the Director Plan.

Please see the summary of the Director Plan below.

Summary of the 1996 Director Option Plan (including proposed amendment to reserve an additional 300,000 shares for issuance)

The essential features of the Director Plan are summarized below.

Purpose. The purposes of the Director Plan are to attract and retain the best available individuals for service as non-employee directors of Cost Plus, to provide additional incentive to the non-employee directors and to encourage their continued service on our Board of Directors.

Administration. The Director Plan is administered by our Board of Directors or our Compensation Committee (the “Committee”). All grants of options under the Director Plan are subject to the discretion of the Committee pursuant to the terms of the Director Plan. All questions of interpretation or application of the Director Plan are determined by our Board of Directors, whose decisions are final and binding upon all participants.

Reserved Shares. The maximum number of shares that may be subject to option grants under the Director Plan is 1,003,675 shares, which includes 300,000 new shares.

Eligibility. Options under the Director Plan may be granted only to non-employee directors or, if a non-employee director represents an entity, directly to the entity employing the non-employee director. We currently have seven non-employee directors, all of whom have been nominated for election at our 2009 Annual Meeting of Shareholders.

Options. The Committee is able to grant nonstatutory stock options under the Director Plan. The specific terms of each option granted under the Director Plan are determined by the Committee. Each option granted under the Director Plan is evidenced by a written stock option agreement between the Company and the optionee. Each option term can only be up 10 years, and the exercise price of options will equal 100% of the fair market value per share of the Company’s common stock on the date of grant.

If an optionee ceases to serve as a director, an optionee will be able to exercise the vested portion of his or her option for (i) 6 months following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to death or disability. In no event will an option be exercised later than the expiration of its term.

Nontransferability of Options. Options granted pursuant to the Director Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

Liquidation or Dissolution. In the event of our proposed liquidation or dissolution, options under the Director Plan will terminate.

Merger or Asset Sale. In the event of our merger or the sale of substantially all of our assets, each option may be assumed or an equivalent option substituted by the successor corporation. If the successor does not agree to assume or substitute the option, each option will also become fully vested and exercisable for a period of 30 days from the date our Board of Directors notifies the optionee, after which period the option will terminate. If, after the assumption or substitution of the options, the director does not continue as a director of Cost Plus or the successor corporation other than as a result of a voluntary resignation, the option will become fully vested and exercisable and remain exercisable for 6 months after the end of the directorship.

Capitalization Changes. In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or recapitalization, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, appropriate proportional adjustments will be made in the number of shares subject to options outstanding under the Director Plan, as well as the number of shares reserved for issuance under the Director Plan.

Amendment, Suspensions and Termination of the Director Plan. Our Board of Directors may amend, alter, suspend or terminate the Director Plan at any time, except that shareholder approval is required for any amendment to the Director Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Director Plan will impair the rights of any optionee without the optionee’s consent. The Director Plan will terminate in March 2016, unless our Board of Directors terminates it earlier.

Number of Options Granted to Non-Employee Directors

The number of options that a director may receive under the Director Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the Director Plan from February 3, 2008, the beginning of our last fiscal year, to April 24, 2009, and (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Exercise Price
Joseph H. Coulombe	13,500	$3.31
Christopher V. Dodds	13,500	$3.31
Clifford J. Einstein	13,500	$3.31
Barry J. Feld	0	—
Danny W. Gurr	13,500	$3.31
Willem Mesdag	17,500	$0.85
Kim D. Robbins	13,500	$3.31
Fredric M. Roberts	66,500	$1.76
Kenneth T. Stevens	17,500	$1.20
All Named Executive Officers, as a group (1)	0	—
All directors who are not Named Executive Officers, as a group	169,000	$2.23
All employees who are not Named Executive Officers, as a group	0	—

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of options granted under the Director Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an award under the Director Plan in an amount equal to the ordinary income realized by an optionee and at the time the optionee recognizes such income (for example, the exercise of a nonstatutory stock option).

Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Options granted under the Director Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required

Approval of the amendment to the Director Plan requires the affirmative vote of holders of a majority of the shares of our Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Our Board of Directors has an interest in this proposal as they may receive awards under the Director Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 1996 DIRECTOR OPTION PLAN TO INCREASE THE SHARES RESERVED THEREUNDER BY 300,000 SHARES.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm to audit the financial statements of our company for the current fiscal year ending January 30, 2010 and recommends that the shareholders ratify this selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Related Fees for Fiscal Years 2008 and 2007

The aggregate professional fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”) for the audit of our annual financial statements for fiscal 2008 and 2007 and fees billed or to be billed for audit related services, tax services and all other services rendered by Deloitte for these periods were as follows:

	2008		2007
Audit fees (1)	$1,160,062	(2)	$1,117,550
Audit-related fees (3)	—		28,160
Tax fees (4)	—		—
All other fees	—		—

Total Fees:	$1,160,062		$1,145,710

(1)	Audit Fees—These are fees for professional services performed by Deloitte and include the audit of our annual financial statements, the audit of management’s assessment of our internal control over financial reporting and Deloitte’s own audit of our internal control over financial reporting, the review of financial statements included in our Quarterly Reports on Form 10-Q and for services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	The audit fees for the fiscal year 2008 audit are preliminary.
(3)	Audit-related Fees—These are fees for the assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. Audit related services consist of consultation on various accounting matters.
(4)	Tax Fees—These are fees for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. Deloitte performed no such services for us in fiscal 2007 or 2008.

The Audit Committee pre-approved all audit services, audit related services and other services and concluded that the provision of such services by Deloitte was compatible with maintaining auditor independence. The Audit Committee’s current practice is to consider and approve in advance all proposed audit and non-audit services to be provided by our independent registered public accounting firm.

Vote Required

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote on the proposal, which shares voting affirmatively must also constitute a majority of the required quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended January 31, 2009.

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of Cost Plus’ financial statements, its accounting policies and procedures, its compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of Cost Plus’ internal audit function and independent registered public accounting firm, disclosure controls and procedures and risk assessment and risk management. The Audit Committee manages Cost Plus’ relationship with its independent registered public accounting firm (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from Cost Plus for such advice and assistance.

The Company’s management has primary responsibility for preparing Cost Plus’ financial statements and for its financial reporting process. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion on the conformity of Cost Plus’ audited financial statements with accounting principles generally accepted in the United States. We monitor and review these processes, as well as the integrity of Cost Plus’ consolidated financial statements and its system of internal controls. However, we are not professionally engaged in the practice of accounting or auditing and we are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, we:

•	reviewed and discussed Cost Plus’ audited consolidated financial statements for the fiscal year ended January 31, 2009 with management and Deloitte & Touche LLP;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114, (The Auditor’s Communication With Those Charged With Governance);

•

received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP their independence from Cost Plus; and

•

reviewed management’s report on internal controls as well as the independent registered public accounting firm’s report to Cost Plus as to its review of the effectiveness of Cost Plus’ internal controls as required under Section 404 of the Sarbanes-Oxley Act.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that Cost Plus’ audited consolidated financial statements for the fiscal year ended January 31, 2009 be included in Cost Plus’ Annual Report on Form 10-K.

Respectfully submitted by:

THE AUDIT COMMITTEE

Christopher V. Dodds, Chairman

Joseph H. Coulombe

Danny W. Gurr

Fredric M. Roberts

Kenneth T. Stevens

REPORT OF THE COMPENSATION COMMITTEE

The information in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Cost Plus specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the fiscal year ended January 31, 2009 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board and the Board has approved, that the Compensation Discussion and Analysis be included in the proxy statement for the fiscal year ended January 31, 2009 for filing with the Securities and Exchange Commission.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Kim D. Robbins, Chairman

Clifford J. Einstein

Frederic M. Roberts

Compensation Committee Interlocks and Insider Participation

During fiscal 2008, no member of the Compensation Committee was an officer or employee or former officer or employee of Cost Plus or any of its subsidiaries. No member of the Compensation Committee or executive officer of Cost Plus served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee. Finally, no member of the Compensation Committee had any other relationship requiring disclosure in this section.

COMPENSATION DISCUSSION AND ANALYSIS

AND EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation programs as they apply to our executive officers, including those listed in the Summary Compensation Table below.

Executive Compensation Program Objectives and Philosophy

We seek to develop and implement compensation programs that will attract, retain, and reward employees and leaders who are key to our successful growth. Our executive compensation program is designed to reward key leaders for high levels of performance and to align compensation with Cost Plus’ performance in meeting both short-term and long-term business objectives.

The objectives of our executive compensation program are:

•	To align compensation with company performance in meeting both short-term and long-term business objectives and with the interests of our shareholders;

•	To enable us to attract, retain and reward leaders who are key to our continued successful growth; and

•	To reward high levels of performance, with pay-at-risk increasing at higher levels of the organization.

Our compensation philosophy is to set base salary ranges at approximately the competitive market median and to provide annual cash bonus incentive opportunities and long-term, equity-based incentive opportunities at median levels, with increasing upside potential for exceeding targets. We do not have a set policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The appropriate levels and mix of compensation are reviewed annually by our Compensation Committee based on information provided by its compensation consultant and on other factors described below. Our objectives are to ensure competitive base compensation to attract and retain executive talent, to reward performance on an annual basis in the form of cash incentives for performance exceeding specific short-term goals, and to provide equity compensation to enhance employee retention and to align shareholder and employee interests to maximize long-term value creation.

Role of the Compensation Committee

The Compensation Committee of our Board of Directors oversees our executive compensation program. The Compensation Committee currently consists of independent directors Kim Robbins, Chairperson, Fredric Roberts, and Clifford Einstein. The Committee is responsible to the Board of Directors for reviewing and approving executive compensation program elements, salary levels, incentive compensation and benefit plans for our Chief Executive Officer and our other executive officers. The Charter of the Compensation Committee is posted on our website at http://www.worldmarket.com/assets/corporate_files/compensation_com_charter.pdf.

Executive Compensation Process

At the beginning of each fiscal year, the Compensation Committee reviews the compensation of the Chief Executive Officer and our other senior executives. Typically, the Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. The executive officers are not present during these discussions. The Chairman of the Committee then makes compensation recommendations to the Compensation Committee regarding the Chief Executive Officer, who is not present at this time.

In making compensation recommendations and decisions for the officers, the Committee considers a number of factors, including market data provided by its outside consultant, an internal review of each executive’s compensation, both individually and relative to other officers, individual performance and expected future contributions, retention needs and Cost Plus’ performance.

Compensation Consultant and Benchmark Group

The Compensation Committee retained Mercer (US) Inc. (“Mercer”) to review the competitiveness of our executive compensation program for our Chief Executive Officer and other senior executives, including the officers listed in the Summary Compensation Table, whom we refer to as our Named Executive Officers. In fiscal 2008 Mercer evaluated the competitiveness of the total executive compensation we provided in fiscal 2007, including base salary, target annual cash incentive opportunity, long-term incentives, equity usage and market trends. In assessing the competitive market, Mercer used data that it gathered on a peer group of comparable companies and national published surveys, including the Mercer 2007 US Americas Executive Remuneration Database and the Watson Wyatt, 2007 Report on Top Management Compensation.

In fiscal 2008 we revised the seven-company peer group that we had used in 2007. We excluded The Bombay Company, Inc. from the peer group due to its bankruptcy filing. On Mercer’s recommendation we retained the other six companies: Bed Bath & Beyond Inc; Williams-Sonoma, Inc; Pier 1 Imports, Inc.; Restoration Hardware, Inc.; Kirkland’s Inc.; and Tuesday Morning Corporation. We also added Jo-Ann Stores, Inc., Ethan Allen Interiors Inc., and Haverty Furniture Companies, Inc., bringing our fiscal 2008 peer group to nine organizations. The median revenue size of the 2008 peer group continues to be closely aligned with Cost Plus’ revenue size of approximately $1 billion. The peer group companies were chosen because of their general similarity to Cost Plus in business and merchandise focus as well as the fact that they compete with Cost Plus for executive talent.

The Compensation Committee requests information and recommendations from Mercer as it deems appropriate in order to assist it in structuring and evaluating our executive compensation programs, plans, and practices. The Committee’s decisions about the executive compensation program, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Mercer.

Components of Executive Compensation

Base Salary

The Compensation Committee determines base salaries annually for each executive based on the competitive market and the other factors described above. At the beginning of fiscal 2008 Cost Plus had not achieved its financial turnaround goals and, accordingly, the Compensation Committee made no general adjustment to the base salaries of the executive officers. The Compensation Committee approved increases for the following three executives to bring their base salaries to median competitive levels as determined from the data provided by Mercer: Michael J. Allen, Executive Vice President, Store Operations (from $375,000 to $400,000), George K. Whitney, Senior Vice President, Merchandising (from $325,000 to $375,000), and Jeffrey A. Turner, Senior Vice President, Chief Information Officer (from $285,000 to $300,000). Additionally, as part of an overall review and amendment of the employment agreement with Mr. Feld, his base salary was increased from $675,000 to $800,000. This is discussed in greater detail below under the caption “Employment and Severance Agreements; Change in Control Arrangements.”

Management Incentive Plan

Our Management Incentive Plan (cash incentive program) is a key element of our philosophy to pay our executives for actual performance. The Plan rewards executives for the achievement of short-term goals established by the Compensation Committee near the beginning of each fiscal year.

For fiscal 2008, Mercer advised the Compensation Committee that the target annual incentive opportunities for our executive officers were below median competitive levels. Accordingly, the Committee raised the target incentive percentages for our executive officers from a range of 30% to 70% of base salary in fiscal 2007 to 60% of base salary for executive officers other than the Chief Executive Officer and 100% for the Chief Executive Officer. Depending on Cost Plus’ performance against pre-determined goals, actual cash incentive payments could vary from no payment if Cost Plus’ performance was below minimum levels to 75% of base salary (125% in the case of the Chief Executive Officer) for exceptional performance by Cost Plus. The Committee seeks to design target incentive awards, in combination with base salaries, to provide total cash compensation opportunities at approximately median competitive levels if incentive plan goals are achieved at target levels. Actual incentive payments will be above median levels for performance by Cost Plus that exceeds target levels and will be below median levels for performance below target levels. The amounts that could have been earned by our Named Executive Officers in fiscal 2008 at various performance levels are set forth in the table entitled “Grants of Plan-Based Awards” below.

For fiscal 2008, as we continued our turnaround efforts, our Compensation Committee and management agreed that the incentive plan should focus on just one fiscal 2008 performance measure: earnings before interest, taxes, depreciation and amortization (EBITDA). We developed a series of payout levels to balance the need to provide performance incentives to executives with the fact that we did not believe that bonus compensation should be awarded without generating positive cash flow. In order for an executive to earn a minimum level of 10% of the target bonus, Cost Plus had to achieve $29.0 million of EBITDA. The full target bonus would have been earned if Cost Plus achieved $44.5 million of EBITDA and the maximum of 125% of the target bonus would have been earned when EBITDA reached $49.3 million.

Cost Plus did not attain the minimum fiscal 2008 EBITDA performance target, and, therefore, we paid no cash incentives to our executive officers for fiscal 2008. Our executive officers have not received any cash bonus payouts since early 2005.

Long-term Incentive Program

Our Compensation Committee believes that long-term, equity-based incentive compensation programs align the interests of management, employees and our shareholders in creating long-term shareholder value. Our 2004 Stock Plan provides for the grant of options to purchase shares of our Common Stock as well as for grants of full value awards, such as restricted stock, restricted stock units, performance shares and performance units. Prior to fiscal 2006, the only types of awards that had been made under the Plan were stock options.

The Committee considers various factors, such as share dilution levels, individual performance, retention concerns, the value of outstanding grants held by executives and the practices of peer group companies in determining the size and type of equity-based awards to Named Executive Officers. Beginning in fiscal 2006, the Committee also determined that including a performance share award component in the long-term incentive program would strengthen the alignment of the executive compensation program with corporate performance, help control the rate at which shares of Common Stock are utilized under the 2004 Stock Plan, and would assist in managing the higher accounting charges associated with stock options.

For fiscal 2008 the Compensation Committee determined to grant only stock options and not to grant performance shares again until Cost Plus’ performance achieved more predictable levels and performance share targets would be more meaningful. The Committee decided to grant stock options in fiscal 2008 in larger quantities than in preceding years in order to retain talented employees through the turnaround effort. With no bonus payouts, no equity incentives “in the money”, and Cost Plus’ perceived vulnerability to an unsolicited takeover, the Committee viewed the larger stock option grant as the most meaningful retention vehicle. We increased the annual stock option grants to our executive officers other than our Chief Executive Officer from 20,000 shares in fiscal 2007 to 35,000 shares in fiscal 2008. In the case of Mr. Feld, our Chief Executive Officer, we granted an option to purchase 250,000 shares compared to 50,000 shares in fiscal 2007. The increase was made in connection with the amendments to his employment agreement that are discussed below and reflected the view of the Compensation Committee and the Board of Directors that Mr. Feld’s long-term services were critical to the success of the turnaround efforts. The grant was consistent with the recommendation of Mercer in this regard. All of these options have terms of seven years and become vested at the rate of 25% of the shares subject to the option each year.

Award Grant Process

The Compensation Committee has adopted a formal policy for administering grants of awards under our 2004 Stock Plan and 1996 Director Option Plan. Under this policy, all awards under both Plans must be approved by the Committee. The policy provides that the exercise price of stock options will be the closing price of the Common Stock on the date of the meeting or the effective date of an action by the written consent of the Committee members unless a future grant date is specified by the Committee. The policy provides that the Committee may not make awards to officers or directors with a grant date occurring during the restricted trading periods observed by Cost Plus pending the release of financial results. Grants that are authorized during these periods must specify a specific future grant date, which will typically be at the end of the second full day of trading following the public release of financial results.

Perquisites and Other Benefits

Our executives receive no perquisites or benefits that are not also available to other eligible employees in the company.

We have a 401(k) plan with matching contributions from Cost Plus. All of our executives and eligible employees may participate in the plan. In fiscal 2008 we provided a 100% matching contribution for participants up to 3% of their salaries and a 50% matching contribution up to an additional 2% of their salaries.

Employment and Severance Agreements; Change in Control Arrangements

Other than the employment agreement with our Chief Executive Officer, Barry J. Feld, that we entered into when he commenced employment with Cost Plus in October 2005 and that we amended in March 2008, we do not have employment agreements with our executive officers. The terms of Mr. Feld’s agreement are discussed below and under the heading “Employment and Related Agreements; Change in Control Arrangements.”

We have entered into severance agreements with our executive officers and certain other officers. These agreements, as well as Mr. Feld’s employment agreement, provide for payments to the officers in certain circumstances upon their involuntary termination, including termination following a change of control (as these terms are defined in the agreements).

Late in fiscal 2007, our Board of Directors and our Compensation Committee became concerned that Cost Plus faced an increased risk of losing its executives to competitors and requested its compensation consultant to review the existing severance provisions for our executives. Mercer delivered its report to the Committee in February 2008 and made various recommendations regarding Cost Plus’ severance arrangements designed to align the Company’s severance structure more closely with its peer group. These included recommendations to add benefits continuation provisions to the agreements and to extend the agreements to certain executives deeper in the organization. Mercer also recommended certain amendments to Mr. Feld’s employment agreement, including an increase in his base salary, which had not been adjusted since he joined Cost Plus, an increase in his target cash incentive to 100% of base salary, an increased stock option grant and enhancements to his severance pay, continuation of benefits following an involuntary termination of employment for the COBRA period (up to 18 months) and an extension of his contract term. Following further consideration of these recommendations by the Committee and consultation with the Board of Directors, Cost Plus entered into an amended employment agreement with Mr. Feld in March 2008. The existing employment severance agreements with the Named Executive Officers and certain other executives were amended in May 2008, and Cost Plus entered into severance agreements with certain other executives who had not previously had such agreements.

Additional information regarding Mr. Feld’s employment agreement and the severance agreements with other executives is presented below under the heading “Employment and Related Agreements; Change in Control Arrangements.”

Our 2004 Stock Plan provides that in the event of a change of control of Cost Plus, as that term is defined in the 2004 Stock Plan, outstanding stock awards granted under the 2004 Stock Plan shall become fully vested. We may also elect to take certain other actions in the event of a change of control, including accelerating, terminating and canceling outstanding awards in exchange for a per share payment for each share subject to the outstanding awards equal to the number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in connection with the change of control, reduced in some cases by the per share strike price. We may also elect to have deferred stock units assumed by the acquirer for distribution according to their existing distribution schedule.

Our Board and the Compensation Committee believe the interests of shareholders will be best served if the interests of our senior management are aligned with them, and providing change-in-control severance benefits should eliminate, or at least reduce, any reluctance or bias on the part of senior management to pursue potential change-in-control transactions that may be in the best interests of shareholders, while simultaneously preserving their neutrality in the negotiation and execution of a transaction favorable to shareholders. In addition, the security of competitive change-in-control severance arrangements serves to eliminate distraction caused by uncertainty about personal financial circumstances during a period in which Cost Plus requires focused and thoughtful leadership to ensure a successful outcome.

Tax and Accounting Considerations

In designing our compensation programs, we generally take into consideration the accounting and tax effect that each element will or may have on us and the executive officers and other employees as a group. We aim to keep the expense related to our compensation programs as a whole within reasonable affordability levels.

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of our four other most highly compensated executive officers. Under Section 162(m), Cost Plus may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as qualification of the compensation as “performance-based compensation” under Section 162(m)).

The cash compensation (base salary and cash incentive) paid to our Chief Executive Officer and our four other most highly compensated executive officers for fiscal 2008 was fully deductible for federal income tax purposes because it was less than $1 million per officer. Our Management Incentive Plan, which provides executives the opportunity to receive cash incentive payments, is currently not considered “performance-based” under Section 162(m). Accordingly, if the total of base salary, cash incentive payments and other non-performance-based compensation paid to these executives should exceed $1 million to an executive the amounts over that level would be non-deductible for federal income tax purposes.

We believe that each stock option granted to our Chief Executive Officer and each of our four other most highly compensated executive officers in fiscal 2008 should qualify as performance-based compensation under Section 162(m) and therefore should be fully deductible by us if they are exercised. The performance shares granted to these executives in fiscal 2007 were intended to qualify as performance-based compensation under Section 162(m) and should also have been fully deductible had they been earned.

In designing our compensation programs, we also take into consideration the impact of Section 409A of the Internal Revenue Code. Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of

Section 409A. Consequently, we terminated our nonqualified deferred compensation plan effective March 1, 2006 due to the complexities and restrictions of Section 409A. In addition, we structured our employment severance agreements and our equity awards in a manner intended either to avoid the application of Section 409A or to comply with its requirements.

Also of consideration is Section 280G and related Internal Revenue Code sections, which provide that executive officers, directors who hold significant shareholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with our change in control that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Although our employment agreement with our Chief Executive Officer provides a gross-up for tax amounts he might pay pursuant to Section 280G, we have not provided any other executive officer or director with a gross-up or other reimbursement amount for Section 280G-related taxes.

Compensation Tables

The following table presents information concerning the total compensation of Cost Plus’ Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers*, and a former executive officer (the “Named Executive Officers”) for services rendered to Cost Plus in all capacities for the fiscal year ended January 31, 2009:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)	Discretionary Non-Plan Based Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Barry J. Feld President and Chief Executive Officer	2008 2007 2006	800,000 675,000 675,000	— — —	— — —	464,007 354,721 657,207	— — —	— — —	7,413 6,812 106,018	1,271,420 1,036,533 1,438,225

Jane L. Baughman Executive Vice President, Chief Financial Officer and Corporate Secretary	2008 2007 2006	325,000 281,731 201,058	— — —	— — —	78,926 60,901 102,873	— — —	— — —	9,984 10,061 7,749	413,910 352,693 311,680

Joan S. Fujii (5) Executive Vice President, Human Resources	2008 2007 2006	275,000 — —	— — —	— — —	81,749 — —	— — —	— — —	7,563 — —	364,312 — —

George K. Whitney Senior Vice President, Merchandising	2008 2007 2006	347,308 325,000 56,250	— — —	— — —	39,956 27,875 3,407	— — —	— — —	9,043 855 100	396,307 353,730 59,757

Michael J. Allen Former Executive Vice President, Store Operations	2008 2007 2006	470,769 375,000 402,734	— — —	— — —	120,878 101,887 184,004	— — —	— — —	412,502 8,775 7,008	1,004,149 485,662 593,746

Rayford K. Whitley Former Senior Vice President, Supply Chain	2008 2007 2006	300,000 296,154 275,000	— — —	— — —	96,918 85,632 115,582	— — —	— — —	9,832 9,826 1,523	406,750 391,612 392,105

*	Mr. Rayford Whitley was a Named Executive Officer as of January 31, 2009. However, Mr. Whitley’s employment with the Company terminated on May 8, 2009.
(1)	For fiscal 2008 and 2006, the amounts include accrued vacation payouts of $97,692 and $39,272 respectively, to Mr. Allen.

(2)	The amounts shown do not reflect compensation actually received. Instead, the amounts shown are the compensation costs recognized by Cost Plus in fiscal 2008, 2007 and 2006 for stock option awards granted during and prior to those years as determined pursuant to SFAS 123(R). The assumptions used to calculate the value of option awards are set forth in Note 1 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2008. The award amounts shown for Mr. Feld include $38,943, $34,694 and $89,624 in fiscal 2008, 2007 and 2006, respectively, for options granted to him in his capacity as a non-employee director before he became Chief Executive Officer.
(3)	Cost Plus terminated its deferred compensation plan effective March 1, 2006.
(4)	Consists of matching contributions made by Cost Plus under its tax-qualified 401(k) Plan and life insurance premiums paid by Cost Plus, except that the 2006 amount for Mr. Feld includes a relocation allowance of $104,461 and the 2008 amount includes $400,000 in severance payments accrued when Mr. Allen’s employment with the Company terminated on January 9, 2009.
(5)	Compensation for Ms. Fujii is provided only for fiscal 2008 because she was not a Named Executive Officer in fiscal 2007 or 2006.

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended January 31, 2009.

Grants of Plan-Based Awards

For Fiscal Year 2008

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Barry J. Feld			80,000	800,000	1,000,000	—	—	—	—	—	—	—
	3/24/2008	3/21/2008	—	—	—	—	—	—	—	250,000	3.61	440,000
Jane L. Baughman			19,500	195,000	243,750	—	—	—	—	—	—	—
	3/24/2008	3/21/2008	—	—	—	—	—	—	—	35,000	3.61	61,600
Joan S. Fujii			16,500	165,000	206,250	—	—	—	—	—	—	—
	3/24/2008	3/21/2008	—	—	—	—	—	—	—	35,000	3.61	61,600
George K. Whitney			22,500	225,000	281,250	—	—	—	—	—	—	—
	3/24/2008	3/21/2008	—	—	—	—	—	—	—	35,000	3.61	61,600
Michael J. Allen (2)			24,000	240,000	300,000	—	—	—	—	—	—	—
	3/24/2008	3/21/2008	—	—	—	—	—	—	—	35,000	3.61	61,600
Rayford K. Whitley (2)			18,000	180,000	225,000	—	—	—	—	—	—	—
	3/24/2008	3/21/2008	—	—	—	—	—	—	—	35,000	3.61	61,600

(1)	These columns show the range of potential payouts under the Cost Plus Fiscal 2008 Management Incentive Plan as described under the heading “Management Incentive Plan” in the Compensation Discussion and Analysis. The minimum performance targets were not met in fiscal 2008, and no bonus payments were made under the plan.
(2)	Mr. Allen’s and Mr. Whitley’s employment terminated on January 9, 2009 and May 8, 2009, respectively.

The following table presents certain information concerning equity awards held by the Named Executive Officers at the end of the fiscal year ended January 31, 2009.

Outstanding Equity Awards

at Fiscal 2008 Year-End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (1) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Barry J. Feld	4,000 5,000 4,500 6,000 12,000 11,250 150,000 12,500 —	(2) (2) (2) (2) (2) (2)	— — — — — 750 50,000 37,500 250,000	(3) (4) (5) (6)	— — — — — — — — —	24.00 20.00 21.80 22.96 38.50 26.88 15.34 9.38 3.61	2/28/2011 11/05/2011 7/22/2012 2/26/2013 2/26/2014 4/01/2012 10/25/2012 5/07/2014 3/24/2015	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —

Jane L. Baughman	5,226 2,500 2,500 1,667 4,678 4,000 2,229 2,500 774 322 3,771 7,500 9,373 5,000 2,500 7,500 —		— — — — — — — — — — — — 627 5,000 7,500 22,500 35,000	(3) (7) (5) (8) (6)	— — — — — — — — — — — — — — — — —	31.52 16.63 24.00 21.85 20.00 24.31 22.96 38.50 31.52 20.00 22.96 38.50 26.88 19.17 9.38 4.10 3.61	9/16/2009 2/24/2010 2/28/2011 8/22/2011 11/02/2011 2/27/2012 2/26/2013 2/26/2014 9/16/2009 11/02/2011 2/26/2013 2/26/2014 4/01/2012 2/14/2013 5/07/2014 9/05/2014 3/24/2015	— — — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — — —

Joan S. Fujii	1,875 2,253 4,000 7,500 8,918 3,089 2,597 9,375 5,247 2,000 7,650 2,500 19,125 6,082		— — — — — — — — — — — — — —		— — — — — — — — — — — — — —	15.44 31.52 16.63 24.00 20.00 24.31 38.50 15.44 31.52 16.63 33.81 24.00 23.06 20.00	2/16/2009 9/16/2009 2/24/2010 2/28/2011 11/02/2011 2/27/2012 2/26/2014 2/16/2009 9/16/2009 2/24/2010 4/01/2010 2/28/2011 4/01/2011 11/02/2011	— — — — — — — — — — — — — —	— — — — — — — — — — — — — —	— — — — — — — — — — — — — —	— — — — — — — — — — — — — —

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	6,911 10,000 9,903 11,717 6,750 3,000 —	— — — 783 6,750 9,000 35,000	(3) (7) (5) (6)	— — — — — — —	24.31 22.96 38.50 26.88 19.17 9.38 3.61	2/27/2012 2/26/2013 2/26/2014 4/01/2012 2/14/2013 5/07/2014 3/24/2015	— — — — — — —	— — — — — — —	— — — — — — —	— — — — — — —

George K. Whitney	10,000 3,000 —	10,000 9,000 35,000	(10) (5) (6)	— — —	10.75 9.38 3.61	12/11/2013 5/07/2014 3/24/2015	— — —	— — —	— — —	— — —

Michael J. Allen (11)	1,688 6,667 9,166 7,479 3,845 2,597 8,438 1,333 5,625 834 14,063 2,521 6,155 10,000 9,903 18,752 11,750 3,000	— — — — — — — — — — — — — — — — — —		— — — — — — — — — — — — — — — — — —	15.44 16.63 24.00 20.00 24.31 38.50 15.44 16.63 33.81 24.00 23.06 20.00 24.31 22.96 38.50 26.88 19.17 9.38	2/16/2009 1/09/2010 1/09/2010 1/09/2010 1/09/2010 1/09/2010 2/16/2009 1/09/2010 1/09/2010 1/09/2010 1/09/2010 1/09/2010 1/09/2010 1/09/2010 1/09/2010 7/09/2009 7/09/2009 7/09/2009	— — — — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — — — —

Rayford K. Whitley (11)	15,000 11,750 3,000 —	5,000 11,750 9,000 35,000	(9) (7) (5) (6)		18.21 19.17 9.38 3.61	11/15/2012 2/14/2013 5/07/2014 3/24/2015	— — — —	— — — —	— — — —	— — — —

(1)	All options were granted pursuant to our 2004 Stock Plan or the predecessor plan, except as otherwise noted, with an exercise price equal to the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors. The options granted pursuant to the 2004 Stock Plan and predecessor plan have terms of seven years and 10 years, respectively.
(2)	Granted to Mr. Feld under the 1996 Director Stock Option Plan.
(3)	Granted on April 1, 2005 and vest 25% on April 1, 2006 and vest 1/48th each month thereafter.
(4)	Granted on October 25, 2005 and vest annually at a rate of 25% per year.
(5)	Granted on May 7, 2007 and vest annually at a rate of 25% per year.
(6)	Granted on March 24, 2008 and vest annually at a rate of 25% per year.
(7)	Granted on February 14, 2006 and vest annually at a rate of 25% per year.
(8)	Granted on September 5, 2007 and vest annually at a rate of 25% per year.
(9)	Granted on November 15, 2005 and vest annually at a rate of 25% per year.
(10)	Granted on December 11, 2006 and vest annually at a rate of 25% per year
(11)	Mr. Allen’s and Mr. Whitley’s employment with the Company terminated on January 9, 2009 and May 8, 2009, respectively.

Fiscal 2008 Potential Payments Upon Termination or Change In Control

The following table shows the amounts each of our Named Executive Officers (other than Mr. Allen, whose employment terminated on January 9, 2009) would receive upon termination or change in control under the employment severance agreements currently in place, assuming that these agreements were in place on January 31, 2009, the last business day of our most recently completed fiscal year, and that the termination had taken place on that date.

		Involuntary Termination (1)
Name	Benefit	Before Change in Control ($)	After Change in Control ($)	Voluntary Termination ($)	Death ($)	Disability ($)
Barry J. Feld	Continuation of Salary (2)	2,400,000	3,200,000	—	—	—
	Bonus payout (3)	800,000	800,000	—	—	—
	Continuation of Medical/Welfare Benefits	16,262	16,262	—	—	—
	Acceleration of stock options (5)	526,318	526,318	—	—	—

Jane L. Baughman	Continuation of Salary (4)	325,000	682,500	—	—	—
	Bonus payout (3)	—	—	—	—	—
	Continuation of Medical/Welfare Benefits	8,514	12,771	—	—	—
	Acceleration of stock options (5)	—	102,262	—	—	—

Joan S. Fujii	Continuation of Salary (4)	275,000	577,500	—	—	—
	Bonus payout (3)	—	—	—	—	—
	Continuation of Medical/Welfare Benefits	15,268	22,902	—	—	—
	Acceleration of stock options (5)	—	79,715	—	—	—

Rayford K. Whitley	Continuation of Salary (4)	300,000	630,000	—	—	—
	Bonus payout (3)	—	—	—	—	—
	Continuation of Medical/Welfare Benefits	15,268	22,902	—	—	—
	Acceleration of stock options (5)	—	118,487	—	—	—

George K. Whitney	Continuation of Salary (4)	375,000	787,500	—	—	—
	Bonus payout (3)	—	—	—	—	—
	Continuation of Medical/Welfare Benefits	19,530	29,295	—	—	—
	Acceleration of stock options (5)	—	83,454	—	—	—

(1)	The definitions of “involuntary termination” found in Mr. Feld’s employment agreement, as amended, and the employment severance agreements are set forth below under the heading “Employment and Related Agreements; Change in Control Arrangements”.
(2)	The provisions of Mr. Feld’s employment agreement, as amended, relating to compensation in the cases of involuntary termination both prior to a change of control or more than 18 months following a change of control agreements are set forth below under the heading “Employment and Related Agreements; Change in Control Arrangements”.
(3)	Mr. Feld’s employment agreement, as amended, provides, in the case of involuntary termination, for the payment of 100% of Mr. Feld’s target bonus for the year of termination, pro-rated by the portion of the year prior to the termination. The severance agreements of each of our Named Executive Officers, excluding our CEO, provides for payment of a pro rata portion of such executive officer’s fiscal year target bonus, if any would have been earned, under Cost Plus’ then effective management incentive plan. The Company did not pay out any bonuses under its Management Incentive Plan in fiscal 2008.
(4)	The provisions of the employment severance agreements relating to compensation in the cases of involuntary termination both prior to a change of control or more than 12 months following a change of control agreement are set forth below under the heading “Employment and Related Agreements; Change in Control Arrangements”.
(5)	Accelerated vesting of stock option amounts were determined by measuring the fair value of unvested stock options as January 31, 2009 under the provisions of SFAS 123(R).

Employment and Related Agreements; Change in Control Arrangements

Feld Employment Agreement

We entered into an employment agreement with our Chief Executive Officer, Barry J. Feld, when he joined the Company in that capacity on October 24, 2005. This agreement was amended on March 12, 2008 and again on December 15, 2008. The amended agreement extends Mr. Feld’s employment term by three years to October 24, 2012. Effective February 1, 2008, Mr. Feld’s base salary was increased to $800,000 per year, which will be reviewed on an annual basis and may be increased by the Board. Commencing with the 2008 fiscal year, Mr. Feld is eligible for an annual performance bonus target of 100% of his base salary upon achievement of financial and other goals under the Cost Plus Management Incentive Plan or any successor plan, as determined by the Board or Compensation Committee of the Board. Additionally, Mr. Feld is eligible for an annual bonus above the target percentage upon exceptional achievement in exceeding the financial goals established by the Board or Compensation Committee. The Board or Compensation Committee may increase the target bonus in any subsequent year in their sole discretion. Payments made under the employment agreement are eligible for a tax gross-up in the event such payments constitute “parachute payments” within the meaning of Section 280G of the Code.

In the event Mr. Feld’s employment is terminated involuntarily (other than for cause) by Cost Plus prior to a change of control, or more than 18 months following a change of control, Mr. Feld is entitled to receive additional severance compensation, acceleration of his stock options, and certain continued benefits, provided he executes and does not revoke a release of claims within forty-five days of his termination. The severance compensation is made up of two parts: (1) an amount equal to two times the sum of Mr. Feld’s current base compensation and target bonus in the year of termination, less applicable tax withholdings, which will be payable ratably over two years following Mr. Feld’s termination in accordance with Cost Plus’ standard payroll practice, and (2) a lump sum amount equal to 100% of Mr. Feld’s target bonus for the year of termination (pro rated to the date of termination). In addition, any unvested stock options held by Mr. Feld will be accelerated and vested in full; any restricted stock units with service-based vesting will vest 100%; and any outstanding performance share awards will accelerate their vesting based upon the achievement of the target performance level (pro rated to the date of termination). He will also be entitled to reimbursement of premiums paid to continue participation in the Company’s health, dental and vision insurance plans for a period of up to 18 months.

In the event Mr. Feld’s employment is terminated involuntarily (other than for cause) by the Company on or within the 18-month period after a change of control, Mr. Feld is entitled to receive additional severance compensation, acceleration of his options, and certain continued benefits, provided he executes and does not revoke a release of claims within forty-five days of his termination. The severance compensation is made up of two parts: (1) a lump sum amount equal to three times the sum of Mr. Feld’s current base compensation and target bonus in the year of termination, less applicable tax withholdings, which will be payable within 30 days after the effectiveness of Mr. Feld’s release of claims, and (2) a lump sum amount equal to 100% of Mr. Feld’s target bonus for the year of termination (pro rated to the date of termination). In addition, any unvested stock options held by Mr. Feld will be accelerated and vested in full and any outstanding performance share awards will accelerate their vesting based upon the achievement of the target level (pro rated to the date of termination). He will also be entitled to reimbursement of premiums paid to continue participation in the Company’s health, dental and vision insurance plans for a period of up to 18 months. Under the terms of the Company’s 2004 Stock Plan, any outstanding restricted stock units will vest 100% upon a change of control.

Mr. Feld’s employment agreement defines “involuntary termination” as (i) our termination of Mr. Feld’s employment other than for cause; (ii) a material reduction in Mr. Feld’s base salary that is not part of a general reduction of officer salaries; (iii) a material reduction in the executive’s duties, responsibilities or authority; (iv) our material breach of any material provision of the agreement which is uncured for 30 days following notice. “Cause” is defined in this agreement as (i) Mr. Feld engages in willful and material misconduct, including willful and material failure to perform his duties as an officer or employee of Cost Plus or a material breach of the employment agreement and fails to cure such default within 30 days after receipt of written notice of default from Cost Plus; (ii) the commission of an act of fraud or embezzlement resulting in loss, damage or injury to Cost Plus, whether directly or indirectly; (iii) Mr. Feld’s use of narcotics, liquor or illicit drugs has had a detrimental effect on the performance of his employment responsibilities, as determined by Cost Plus’ Board of Directors; (iv) Mr. Feld’s violation of his obligations of non-solicitation or confidentiality contained in the employment agreement; (v) the conviction of, or plea of nolo contendere by, Mr. Feld on a felony or misdemeanor charge that is either in connection with the performance of Mr. Feld’s obligations to Cost Plus or that shall adversely affect his ability to perform such obligations; (vi) gross negligence, dishonesty, breach of fiduciary duty or material breach of the terms of the Agreement or any other agreement in favor of Cost Plus; or (vii) the commission of an act constituting unfair competition with Cost Plus or inducing any vendor or supplier of Cost Plus to break a contract with Cost Plus.

Mr. Feld’s employment agreement defines “change of control” as: (i) the acquisition by any person of securities representing 50% or more of the voting power of our outstanding securities; (ii) a change in the composition of the Board of Directors within a two-year period resulting in a minority of incumbent directors; (iii) a merger or consolidation in which our shareholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity immediately after the transaction or approval by shareholders of a plan of our complete liquidation or of an agreement for our sale or disposition of all or substantially all of our assets; or (iv) the sale or disposition of all or substantially all of our assets.

In the event that Mr. Feld voluntarily terminates his employment with the Company during the employment term or the Company terminates it for cause, he will receive no additional benefits other than any accrued benefits.

In the event that the severance payments and other benefits provided for in the agreement or otherwise payable to Mr. Feld constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 and will be subject to the excise tax imposed by Section 4999 of the Code, Mr. Feld will be paid the amount of the excise tax as well as an additional amount sufficient to pay his federal and state income taxes arising from all such payments.

Employment Severance Agreements

We have also entered into employment severance agreements with various executives, including our currently employed Named Executive Officers. These employment severance agreements were amended and restated effective as of April 1, 2009. Mr. Feld did not enter into a separate employment severance agreement, and the severance provisions of his employment agreement are discussed above. Our Board and the Compensation Committee believe these agreements are necessary for us to attract and retain qualified executives. In addition, the Board and the Committee believe that the security of competitive change-in-control severance arrangements serves to eliminate distraction caused by uncertainty during a period in which Cost Plus requires focused and thoughtful leadership to ensure a successful turnaround.

These agreements provide for payments to our current Named Executive Officers in the event an officer’s employment is terminated involuntarily (other than for cause) by the Company prior to a change of control, or more than 12 months following a change of control. In such a case, the officer is entitled to receive additional severance compensation and certain continued benefits. The severance compensation is made up of two parts: (1) salary continuation, in accordance with the Company’s standard payroll practice, at the officer’s current base compensation level for 12 months after the officer’s termination date, and (2) a lump sum amount equal to the officer’s target bonus for the year of termination (pro rated to the date of termination) to the extent that the relevant performance targets are achieved by the Company, and to be paid at the time bonuses for the completed fiscal year are paid to other executives (or earlier, as required for purposes of Section 409A of the Code). In addition, the officer will be entitled to reimbursement of premiums paid to continue participation in the Company’s health, dental and vision insurance plans for up to the same period of time for which he or she receives salary continuation payments.

In connection with Mr. Allen’s termination in January 2009, the Company agreed to accelerate the payment of Mr. Allen’s annual base salary under his severance agreement and paid it to him in a lump sum, less applicable withholding taxes. In addition, although under the Company’s employment severance agreements, officers are entitled to reimbursement of COBRA premiums for a period of 12 months, the Company extended the time period for Mr. Allen to 18 months. Mr. Allen also entered into a consulting agreement with the Company pursuant to which he agreed to provide consulting services to the Company related to the Company’s wine service and certain other services for a fixed monthly payment of $8,333.33. The consulting agreement has a one year term unless terminated earlier by the Company.

These agreements also provide for payments to our current Named Executive Officers in the event an officer’s employment is terminated involuntarily (other than for cause) by the Company on or within the 12-month period after a change of control. In such a case, the officer is entitled to receive additional severance compensation and certain continued benefits. The severance compensation is made up of two parts: (1) a lump sum amount equal to 150% of the sum of the officer’s current base compensation plus target bonus in the year of termination, less applicable tax withholdings, which will be payable within 30 days after termination of employment, and (2) a lump sum amount equal to the officer’s target bonus for the year of termination (pro rated to the date of termination) to the extent that the relevant performance targets are achieved by the Company, and to be paid at the time bonuses for the completed fiscal year are paid to other executives (or earlier, as required for purposes of Section 409A of the Code). In addition, the officer will be entitled to reimbursement of premiums paid to continue participation in the Company’s health, dental and vision insurance plans for up to 18 months.

Upon a change of control that occurs while one of our current Named Executive Officers remains an employee of the Company, the officer will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights. All restrictions on restricted stock and restricted stock units will lapse at that time as well. With respect to all awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all other terms and conditions met. Such vesting will be pro-rated to reflect the amount of time the executive was employed during the applicable performance period.

In the event that one of our current Named Executive Officers voluntarily terminates his or her employment with the Company during the employment term or the Company terminates it for cause, he or she will receive no additional benefits other than any accrued benefits.

The employment severance agreements will terminate on June 15, 2011 or one year after a change in control that occurs before June 15, 2011, whichever is later. If any executive becomes entitled to involuntary termination benefits, his or her agreement will not terminate until all of the obligations in the agreement have been satisfied.

The employment severance agreements define an “involuntary termination” as (i) our termination of the executive’s employment other than for cause; (ii) a material reduction in the executive’s base salary relative to salaries of comparable Company executives; (iii) our material breach of any material provision of the agreement which is uncured for 30 days following notice; (iv) a material reduction in the executive’s duties, responsibilities or authority; or (v) a material change in work location. “Cause” is defined in these agreements as (i) the executive’s continued intentional and demonstrable failure to perform his or her duties after the executive has received a written demand of performance and has failed to cure such non-performance within thirty (30) days after receiving such notice; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the reputation or business of Cost Plus; or (iii) the executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against, and causing material harm to Cost Plus.

The employment severance agreements define “change of control” as: (i) the acquisition by any person of securities representing 50% or more of the voting power of our outstanding securities; (ii) a change in the composition of the Board of Directors within a one-year period resulting in a minority of incumbent directors;

(iii) a merger or consolidation in which our shareholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity immediately after the transaction or approval by shareholders of a plan of our complete liquidation or of an agreement for our sale or disposition of all or substantially all of our assets; or (iv) the sale or disposition of 50% or more of the fair market value of all of our assets.

Our 2004 Stock Plan provides that in the event of a change of control of Cost Plus, as that term is defined in the 2004 Stock Plan, outstanding equity awards granted under the 2004 Stock Plan shall become fully vested. We may also elect to take certain other actions in the event of a change of control, including, depending on the type of award, deeming options and stock appreciation rights to be exercised or terminating outstanding awards in exchange for a per share payment for each share subject to the outstanding awards equal to the number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in connection with the change of control, reduced in some cases by the per share strike price. We may also elect to have deferred stock units assumed by the acquirer for distribution according to their existing distribution schedule. In the event of a change of control that is consummated pursuant to a merger, consolidation or reorganization, we may also assume options and stock appreciation rights, and upon exercise, participants will receive the same number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in the transaction.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Related Person Transactions

While we do not have a written statement of policies and procedures with respect to related- person transactions, our Audit Committee’s Charter requires that the Audit Committee, all of whose members are independent directors, review and approve in advance any proposed related person transactions. Current Securities and Exchange Commission rules define a related person transaction to include any transaction or proposed transaction in which Cost Plus was or is a participant, and in which any of the following persons had or will have a direct or indirect material interest:

•	an executive officer, director or director nominee of Cost Plus;

•	any person who is known to be the beneficial owner of more than 5% of Cost Plus’ Common Stock;

•

any person who is an immediate family member (as defined in applicable Securities and Exchange Commission rules) of an executive officer, director or director nominee or beneficial owner of more than 5% of Cost Plus’ Common Stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Certain Relationships and Related Transactions

We believe that there have not been, nor are there currently proposed, any transaction or series of similar transactions in which we were or are to be a participant in which the amount involved exceeds the Securities and Exchange Commission disclosure threshold of $120,000 and in which any director, executive officer or holder of more than 5% of our Common Stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 24, 2009 by:

•	each shareholder known by us to beneficially own more than 5% of our outstanding shares of Common Stock;

•	Each of our directors;

•	Each of the executive officers listed in the “Summary Compensation Table” on page 32 of this proxy statement; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, the shareholders named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, subject to applicable common property laws. In computing the number of shares of Common Stock beneficially owned, shares subject to options or warrants held by a shareholder that are exercisable within sixty days of April 24, 2009 are deemed outstanding for the purpose of determining the percentage ownership of that shareholder. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other shareholder. As of April 24, 2009, we had 22,087,113 shares of Common Stock outstanding. Unless otherwise indicated, the address for each person is our principal office address at 200 4th Street, Oakland, California 94607.

Name and Address	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)
5% or Greater Shareholders:

Jakup a Dul Jacobsen (2) Lagerinn at Sundaborg 7, 104 Reykjavik Republic of Iceland	3,299,600	—	3,299,600	14.9%

Red Mountain Capital Partners LLC (3) 10100 Santa Monica Boulevard, Suite 925 Los Angeles, CA 90067	2,759,461	—	2,759,461	12.5

Stephens Investments Holdings LLC (4) 111 Center Street Little Rock, AR 72201	2,705,638	—	2,705,638	12.2

Van Den Berg Management (5) 805 Las Cimas Parkway, Suite 430 Austin, TX 78746	2,312,194	—	2,312,194	10.5

Royce & Associates, LLC (6) 1414 Avenue of the Americas New York, NY 10019	1,724,565	—	1,724,565	7.8

Franklin Resources, Inc. (7) One Franklin Parkway San Mateo, CA 94403	1,678,080	—	1,678,080	7.6

Thales Fund Management, LLC (8) 140 Broadway, 45th Floor New York, NY 10005	1,548,525	—	1,548,525	7.0

Name and Address	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)

Current Directors and Named Executive Officers:
Willem Mesdag (3)(9)(10)	2,759,461	—	2,759,461	12.5
Fredric M. Roberts (10)	250,000	140,668	390,668	1.8
Barry J. Feld (10)	59,200	281,000	340,200	1.5
Joan S. Fujii (10)	27,239	135,150	162,389	*
Michael J. Allen (10)(11)	45,515	113,690	159,205	*
Danny W. Gurr (10)	17,480	77,975	95,455	*
Jane L Baughman (10)	11,765	76,417	88,182	*
Joseph H. Coulombe (10)	11,500	63,513	75,013	*
Rayford K. Whitley (10)(11)	25,000	47,375	72,375	*
Kim D. Robbins (10)	4,000	64,085	68,085	*
Clifford J. Einstein (10)	29,500	7,000	36,500	*
George K. Whitney (10)	10,000	24,750	34,750	*
Kenneth T. Stevens (10)	25,000	—	25,000	*
Christopher V. Dodds (10)	19,000	—	19,000	*
All executive officers and directors as a group (17 persons) (10)	3,285,660	1,100,623	4,386,283	18.9%

*	Less than 1%
(1)	Percentage ownership is based on 22,087,113 shares outstanding as of April 24, 2009 plus any shares issuable pursuant to the options held by the person or group in question that may be exercised within 60 days after April 24, 2009. These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person or group.
(2)	Reflects ownership as reported on Schedule 13D filed December 14, 2007 with the SEC by Jakup a Dul Jacobsen and Lagerinn ehf. According to such Schedule 13D, Jakup a Dul Jacobsen and Lagerinn ehf have shared voting power and shared dispositive power with respect to 3,298,387 shares. Jakup a Dul Jacobsen has sole voting power and sole dispositive power with respect to 1,213 shares held as custodian for a minor child.
(3)	Reflects ownership as reported on Schedule 13D/A filed December 12, 2007 with the SEC by Red Mountain Capital Partners LLC, Red Mountain Capital Management, Inc., Red Mountain Capital Partners II, L.P., Red Mountain Capital Partners III, L.P., RMCP GP LLC, and Willem Mesdag. According to such Schedule 13D/A, Red Mountain Capital Partners LLC is the parent holding company of a group of investment companies or other managed accounts, including Red Mountain Capital Partners II, L.P. (which has sole voting power and sole dispositive power with respect to 1,102,500 shares) and Red Mountain Capital Partners III, L.P., (which has sole voting power and sole dispositive power with respect to 1,656,961 shares). RMCP GP is the general partner of each of RMCP II and RMCP III and thus may be deemed to control each of RMCP II and RMCP III. RMCP LLC is the managing member of RMCP GP and thus may be deemed to control RMCP GP and each entity directly or indirectly controlled by RMCP GP. RMCM is the managing member of RMCP LLC and thus may be deemed to control RMCP LLC and each entity directly or indirectly controlled by RMCP LLC. Mr. Mesdag is the president, sole executive officer, sole director and sole shareholder of RMCM and thus may be deemed to control RMCM and each entity directly or indirectly controlled by RMCM. Because each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to control RMCP II and RMCP III, each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own and to have the power to vote or direct the vote, or dispose or direct the disposition of all of these shares. Each of RMCM and Mr. Mesdag disclaims beneficial ownership of these shares. Mr. Mesdag was elected as a director of Cost Plus, Inc. on November 6, 2008.
(4)	Reflects ownership as reported on Schedule 13D/A filed on January 7, 2009 with the SEC by Stephens Investments Holdings LLC. According to such Schedule 13D, Stephens Investments Holdings has sole voting power and sole disposition power with respect to all 2,705,638 shares.
(5)	Reflects ownership as reported on Schedule 13G/A filed January 15, 2009 with the SEC by Van Den Berg Management. According to such schedule 13G/A, such entity has sole voting power and sole dispositive power with respect to 38,835 shares, shared voting power and shared dispositive power with respect to 2,273,359 shares.
(6)	Reflects ownership as reported on Schedule 13G/A filed January 23, 2009 with the SEC by Royce & Associates, LLC. According to such schedule 13G, such entity has sole voting and dispositive power with respect to all 1,724,565 shares.
(7)	Reflects ownership as reported on Schedule 13G/A filed February 6, 2009 with the SEC by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Templeton Portfolio Advisors, Inc. According to such schedule 13G/A, Franklin Resources, Inc. is the parent holding company of a group of investment companies or other managed accounts, including Franklin Templeton Portfolio Advisors, Inc. (which has sole voting power and sole dispositive power with respect to all 1,678,080 shares).
(8)	Reflects ownership as reported on Schedule 13G/A filed February 11, 2008 with the SEC by Temujin Fund Management, LLC, Thales Fund Management, LLC, Marek T. Fludzinski and Marco Battaglia. Temujin Fund Management, LLC, Thales Fund Management, LLC, Marek T. Fludzinski and Marco Battaglia have shared voting power and shared dispositive power with respect to all 1,548,525 shares.

(9)	Includes an option to purchase an aggregate of 16,000 shares of our Common Stock which were granted to Mr. Mesdag upon his appointment to our Board of Directors as well as a recent option grant to purchase 1,500 shares of our Common Stock. In recognition that he serves on our Board as a representative of Red Mountain and its affiliates, we understand that Mr. Mesdag has agreed to assign to Red Mountain the 17,500 shares underlying the options upon the exercise of the vested options.
(10)	Includes shares issuable upon exercise of stock options exercisable within 60 days of April 24, 2009, as follows; Mr. Roberts, 140,668; Mr. Feld, 281,000; Ms. Fujii, 135,150; Mr. Allen, 113,690; Mr. Gurr, 77,975; Ms. Baughman, 76,417; Mr. Coulombe, 63,513; Mr. Whitley, 47,375; Ms. Robbins, 64,085; Mr. Einstein, 7,000; Mr. Whitney, 24,750; Mr. Dodds, 19,000; and all directors and executive officers as a group (17 persons), 1,100,623.
(11)	Mr. Allen’s and Mr. Whitley’s employment with the Company terminated on January 9, 2009 and May 8, 2009, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership on Form 3 and reports of changes in ownership of our Common Stock and other equity securities on Form 4 or Form 5. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports furnished to us, or written representations from certain reporting persons, we believe that, during the fiscal year ended January 31, 2009, all filing requirements applicable to Cost Plus’ officers, directors and greater than 10% shareholders were met, with the exception of Ms. Carrie Crooker, Senior Vice President, Store Operations, who filed two late Forms 4, related to a number of transactions, and George Whitney, Senior Vice President of Merchandising, who filed one late Form 4 related to one transaction.

BY ORDER OF THE BOARD OF DIRECTORS

Barry J. Feld
President and Chief Executive Officer

Dated: May 18, 2009

Appendix A

COST PLUS, INC.

2004 STOCK PLAN

(Amended June 22, 2006)

(Amended June 18, 2009)

1. Purposes of the Plan. The purposes of this Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Service Providers, and

•	to promote the success of the Company’s business.

Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Administrator shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(c) “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans under state corporate and securities laws and the Code.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

(e) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Awarded Stock” means the Common Stock subject to an Award.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Position” means the Company’s level of cash and cash equivalents.

(i) “Change of Control” means the occurrence of any of the following events:

(i) The acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

(iii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iv) The approval by the shareholders of the Company of a plan of complete liquidation of the Company;

(v) The sale of all or substantially all of the assets of the Company determined on a consolidated basis; or

(vi) The complete liquidation or dissolution of the Company.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the Common Stock of the Company.

(m) “Company” means Cost Plus, Inc., a California corporation.

(n) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term Consultant shall not include Directors who are compensated by the Company only for their service as Directors.

(o) “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 13.

(p) “Director” means a member of the Board.

(q) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r) “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(s) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a Share of

Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(v) “Fiscal Year” means a fiscal year of the Company.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Administrator shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(y) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z) “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(cc) “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(dd) “Option” means a stock option granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(ff) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg) “Participant” means the holder of an outstanding Award granted under the Plan.

(hh) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, and (j) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

(ii) “Performance Share” means a performance share Award granted to a Participant pursuant to Section 11.

(jj) “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 12.

(kk) “Per Share Strike Price” means, with respect to each Option or SAR, the per share exercise price.

(ll) “Plan” means this 2004 Stock Plan.

(mm) “Restricted Stock” means Shares granted pursuant to Section 10 of the Plan.

(nn) “Retirement” means a Participant’s voluntary retirement at or after age 65 (or, with the consent of the Plan Administrator, in its sole discretion, age 55).

(oo) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(pp) “Return on Equity” means the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

(qq) “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(rr) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ss) “Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(tt) “Service Provider” means an Employee or Consultant.

(uu) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(vv) “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 9 hereof.

(ww) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(xx) “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 3,400,000 Shares plus any Shares remaining available for issuance pursuant to the Company’s 1995 Stock Plan as of the date upon which this Plan was initially approved by shareholders in 2004, up to a maximum of 100,000 Shares, plus any shares subject to any outstanding options under the Company’s 1995 Stock Option Plan that subsequently expire unexercised, up to a maximum of an additional 800,000 Shares; provided, however, that in no event shall more than 30% of the Stock remaining issuable under the Plan as of the date of obtaining shareholder approval for an additional 1,500,000 shares to be added to the Plan in 2009 and 30% of the Shares subsequently added to the Plan by virtue of outstanding 1995 Stock Option Plan options expiring unexercised be issued pursuant to Awards with an exercise price or purchase price that is less than 100% of Fair Market Value on the date of grant. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan

(unless the Plan has terminated). With respect to SARs, only shares actually issued pursuant to an SAR shall cease to be available under the Plan; all remaining shares under SARs shall remain available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(u) of the Plan;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan and Awards;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Appreciation previously granted by the Administrator;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to determine the terms and restrictions applicable to Awards; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

(i) of Shares subject to a Participant’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, which

(ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary)

exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.

(c) The following limitations shall apply to grants of Options and Stock Appreciation Rights to Employees:

(i) No Employee shall be granted, in any fiscal year of the Company, Options and Stock Appreciation Rights to purchase more than 300,000 Shares.

(ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.

7. Term of Plan. The Plan shall continue in effect for a term of ten (10) years following the date upon which the Board approved the Plan in 2004.

8. Stock Options.

(a) Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(A) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph a) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(B) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 25% of the Fair Market Value per share on the date of grant. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(C) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(D) The exercise price for an Option may not be reduced without the consent of the Company’s shareholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

(d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

(v) any combination of the foregoing methods of payment; or

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(f) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death, Disability or Retirement, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for thirty (30) days following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(g) Disability or Retirement of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability or pursuant to his or her Retirement, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b) Exercise Price and other Terms. Subject to Section 6(c) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s shareholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the SAR is exercised.

(d) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death, Disability or Retirement termination, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for thirty (30) days following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(h) Disability or Retirement of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability or his or her Retirement, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(i) Death of Participant. If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the SAR Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such SAR may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant’s death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

10. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant (provided that during any fiscal year of the Company, no Participant shall be granted more than 200,000 Shares of Restricted Stock), and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock. Restricted Stock shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the units to acquire Shares.

(b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

(d) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Performance Shares.

(a) Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant (provided that during any fiscal year of the Company, no Participant shall be granted more than 200,000 units of Performance Shares), and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the units to acquire Shares.

(b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(d) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Shares which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

12. Performance Units.

(a) Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Performance Units or the cash payable thereunder.

(b) Number of Performance Units. The Administrator will have complete discretion in determining the number of Performance Units granted to any Participant, provided that during any fiscal year of the Company, no Participant shall receive Performance Units having an initial value greater than $1,000,000, except that such Participant may receive Performance Units in a fiscal year of the Company in which his or her service as a Participant first commences with an initial value no greater than $2,000,000.

(c) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the Shares awarded shall bear such legends as shall be determined by the Administrator.

(d) Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

(e) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

13. Deferred Stock Units.

(a) Description. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

(b) 162(m) Limits. Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Performance Share or Performance Unit Award.

14. Death of Participant. In the event that a Participant dies while a Service Provider, then 100% of his or her Awards shall immediately vest.

15. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

16. Adjustments Upon Changes in Capitalization or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) fiscal year share issuance limits under Sections 6(c), 10(a) and 11(a) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company;

provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Change of Control.

(i) Stock Options and SARs. In the event of a Change of Control, each outstanding Option and SAR shall become fully (100%) vested and exercisable. In addition, at the election of the Company the following shall occur:

(A) each Option and SAR shall be deemed to have been exercised to the extent it had not been exercised prior to that date, (ii) the Shares issuable in connection with the deemed exercise of each Option and SAR shall be issued to and in the name of the acquiror of the Company, if any, and (iii) in respect of each Share issued in connection with the deemed exercise of an Option or SAR, the Participant shall receive a per Share payment equal to the number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in connection with the Change of Control, reduced by the Per Share Strike Price, or

(B) immediately after each outstanding Option and SAR has become fully (100%) vested it shall be terminated in exchange for a per share payment for each Share then subject to such Option or SAR equal to the number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in connection with the Change of Control, reduced by the Per Share Strike Price, or

(C) in the event of a Change of Control that is consummated pursuant to a merger, consolidation or reorganization (a “Transaction”), each outstanding Option and SAR shall become fully (100%) vested and exercisable, and the Plan and the outstanding Options and SARs shall continue in effect in accordance with their respective terms and each Participant shall be entitled to receive in respect of each Share subject to any outstanding Option, upon exercise of such Option, the same number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in connection with the Transaction in respect of a Share.

(ii) Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units. In the event of a Change of Control, each outstanding award of Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units shall become fully (100%) vested. In addition, at the election of the Company, immediately after each outstanding award of Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units have become fully (100%) vested, they shall be terminated and cancelled in exchange for a per share payment for each Share (or, for Performance Units, unit) then subject to such each outstanding award of Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units equal to the number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in connection with the Change of Control. The Company may also elect to have vested Deferred Stock Units be assumed by the acquirer for distribution according to their existing distribution schedule.

17. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Awarded Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 18(b) of the Plan.

21. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Appendix B

COST PLUS, INC.

1996 DIRECTOR OPTION PLAN

(Amended June 19, 1997)

(Amended June 15, 1999)

(Amended June 22, 2000)

(Amended June 27, 2002)

(Amended July 1, 2004)

(Amended June 29, 2005)

(Amended June 22, 2006)

(Amended June 18, 2009)

1. Purposes of the Plan. The purposes of this 1996 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Committee” means a committee appointed by the Board to administer the Plan and to perform the functions set forth herein, or, if no such committee is appointed, the Board.

(e) “Company” means Cost Plus, Inc., a California corporation.

(f) “Director” means a member of the Board.

(g) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(j) “Inside Director” means a Director who is an Employee.

(k) “Option” means a stock option granted pursuant to the Plan.

(l) “Optioned Stock” means the Common Stock subject to an Option.

(m) “Optionee” means a Director or an entity that holds an Option.

(n) “Outside Director” means a Director who is not an Employee.

(o) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(p) “Plan” means this 1996 Director Option Plan.

(q) “Representative Director” means a Director who is a member of the Board as the representative for an entity that employs such Director. The determination of whether an Outside Director is a Representative Director shall be determined by the representations of such Director and such determination may be changed at any time by such Director.

(r) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(s) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,003,675 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4. Administration and Grants of Options under the Plan.

(a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. Except as otherwise provided in the Company’s Articles of Incorporation or By-Laws, a quorum shall consist of a majority of the members of the Committee and a majority of a quorum may authorize any action. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any decision or determination reduced to writing and signed by the requisite number of the members of the Committee shall be as fully effective as if made by the vote of the requisite number of members at a meeting duly called and held.

(b) The Committee shall be composed of the Board of Directors or a committee appointed by the Board.

(c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i) to determine those individuals to whom Options shall be granted under the Plan and the number of Shares subject to each Option to be granted, to prescribe the terms and conditions (which need not be identical) of each such Option, including the Fair Market Value on any date, and to make any amendment or modification to any option agreement, including the acceleration of vesting, consistent with the terms of the Plan;

(ii) to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees, and all other persons having any interest therein;

(iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

(d) Procedure for Grants. The terms of an Option granted hereunder shall be as follows:

(i) the term of the Option shall be up to ten (10) years.

(ii) subject to Sections 8 and 10 hereof, the Option shall be exercisable:

(A) in the event of an Option held directly by an Outside Director, only while the Outside Director remains a Director of the Company.

(B) in the event of an Option held by an entity pursuant to Section 5(b) hereof, only while the Representative Director remains a Director of the Company.

(iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option. In the event that the date of grant of the Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Option.

(iv) subject to Section 10 hereof, the Option shall become exercisable as determined by the Committee at the time of grant of the Option.

5. Eligibility.

(a) Except as provided in Section 5(b) hereof, Options may be granted only to Outside Directors.

(b) In the event an Outside Director is a Representative Director, Options shall be granted in the name of the entity employing such Representative Director and such Representative Director shall not personally receive any option grants in the Representative Director’s own name.

(c) The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect until March 31, 2016 unless sooner terminated under Section 11 of the Plan.

7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

8. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than the Optionee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within six (6) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee. In the event an Optionee’s status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of an Optionee’s death, the person or entity designated as beneficiary in writing by the Optionee, or, if no such person or entity has been designated as beneficiary by the Optionee, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee (or, in the case of an entity Optionee, such Optionee’s Representative Director) serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee’s (or, in the case of an entity Optionee, such Optionee’s Representative Director’s) status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee (or, in the case of an entity Optionee, such Optionee’s Representative Director), the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above.

If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

11. Amendment and Termination of the Plan.

(a) Amendment and Termination. Except as set forth in Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without such Optionee’s consent. In addition, to the extent necessary and desirable to comply with any other applicable law or regulation (including any rule of a stock exchange or automated stock quotation system upon which the shares are traded), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

COST PLUS, INC.

PROXY FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited by the Board of Directors

P R O X Y

The undersigned shareholder(s) of Cost Plus, Inc., a California corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 18, 2009, and hereby appoints BARRY J. FELD and JANE L. BAUGHMAN, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Shareholders of Cost Plus, Inc. to be held on June 18, 2009 at 2:00 p.m., Pacific time, at Cost Plus’ corporate headquarters located at 200 4th Street, Oakland, California 94607 and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present on any of the matters on the reverse side and with discretionary authority as to any and all other matters that may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND PROPOSALS SET FORTH BELOW AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

COST PLUS, INC. OFFERS SHAREHOLDERS OF RECORD

THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-964-0726, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on June 17, 2009.

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on June 17, 2009.

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

▼ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL ▼

☒ Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1. Election of Directors to serve one-year terms.	FOR		WITHHOLD	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
Nominees: 1. Joseph H. Coulombe 2. Clifford J. Einstein 3. Barry J. Feld 4. Danny W. Gurr 5. Willem Mesdag 6. Kim D. Robbins 7. Fredric M. Roberts 8. Kenneth T. Stevens	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐

Signature

Date

Signature

Date

2. To approve an amendment to the Company’s 2004 Stock Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 1,500,000 shares including the approval of the terms material terms and performance goals of the plan for purposes of Internal Revenue Code Section 162(m).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(This proxy should be marked, dated and signed by each share-holder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

3. To approve an amendment to the Company’s 1996 Director Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 300,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. To ratify and approve the appointment of Deloitte & Touche LLP as independent registered public accounting firm of Cost Plus for the fiscal year ending January 30, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.